UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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NORTHRIM BANCORP, INC.

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3111 C Street
Anchorage, AK 99503

March 16, 2009

Dear Shareholder:

I am pleased to invite you to attend the Northrim BanCorp, Inc. Annual Shareholders’ Meeting where you will have the opportunity to hear about our 2008 operations and our plans for 2009. The meeting will be on Thursday, May 14, 2009, at 9 A.M., at the Hilton Anchorage Hotel — 500 West Third Avenue in Anchorage, Alaska. I hope to see you there.

You will find additional information concerning Northrim and our operations in the enclosed 2008 Report to Shareholders and Annual Report — 10-K, which includes our audited financial statements for the year ended December 31, 2008.

Whether or not you plan to attend the meeting, please sign and return your proxy card, which is included with this document, as soon as possible. Your opinion and your vote are very important to us. If you choose to attend the meeting, voting by proxy will not prevent you from voting in person; however, if you are unable to attend, voting by proxy will ensure that your vote is counted.

Thank you for your continued support of Northrim BanCorp, Inc. If you have any questions, please feel free to contact me at (907) 562-0062.

Sincerely,

Marc Langland
Chairman, President and CEO

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING
To Be Held on May 14, 2009

Notice is hereby given that Northrim BanCorp, Inc. (the “Company”) will hold its 2009 Annual Shareholders’ Meeting at the Hilton Anchorage Hotel, 500 West Third Avenue, Anchorage, Alaska, at 9 A.M., on Thursday, May 14, 2009 for the following purposes, as more fully described in the accompanying proxy statement:

1. ELECTION OF DIRECTORS. To elect 10 directors for a term ending at the 2010 Annual Shareholders’ Meeting or such other date as their successors may be elected and qualified.

2. APPROVAL OF ARTICLES OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO AUTHORIZE PREFERRED STOCK. To approve Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation that will authorize the Board of Directors to issue 12,500,000 shares of stock, consisting of 10,000,000 shares of common stock with a par value of $1.00 each and 2,500,000 shares of preferred stock with a par value of $1.00 each. A copy of the proposed Articles of Amendment is attached to this proxy statement as Exhibit A.

3. TO APPROVE GRANTING THE MANAGEMENT OF NORTHRIM BANCORP, INC. THE AUTHORITY TO ADJOURN, POSTPONE OR CONTINUE THE ANNUAL MEETING. To grant management the authority to adjourn, postpone or continue the Annual Shareholders’ Meeting, in the event there are insufficient votes at the Annual Shareholders’ Meeting to approve the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation.

4. OTHER BUSINESS. To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

Shareholders owning Northrim BanCorp shares at the close of business on March 16, 2009 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of that meeting.

Your Board of Directors unanimously recommends that shareholders vote “FOR” the slate of nominees to the Board of Directors proposed by the Board, vote “FOR” approval of the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation proposed by the Board and vote “FOR” granting the management of the Company the authority to adjourn, postpone or continue the Annual Meeting.

By order of the Board of Directors,

Mary A. Finkle
Corporate Secretary

March 16, 2009

Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed form of proxy and mail it promptly in the enclosed return envelope, which requires no postage if mailed in the United States. Your vote is important to us. If you attend the Annual Meeting, you may vote your shares in person if you wish to do so even if you have previously sent in your proxy.

i

NORTHRIM BANCORP, INC.
3111 C Street
Anchorage, Alaska 99503

PROXY STATEMENT

The Board of Directors (the “Board”) is soliciting proxies for this year’s Annual Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set March 16, 2009, as the record date for the meeting. Shareholders who owned the Company’s common stock on that date are entitled to vote at the meeting, with each share entitled to one vote. There were 6,332,236 shares of Company stock outstanding on the record date.

Voting materials, which include this proxy statement dated March 16, 2009, a proxy card, and the 2008 Report to Shareholders and Annual Report — 10-K are first being mailed to shareholders on or about March 20, 2009.

INTERNET AVAILABILITY OF PROXY MATERIALS
*****IMPORTANT NOTICE*****
Regarding the Availability of Proxy Materials for the Annual Shareholders’ Meeting
To be Held on May 14, 2009
The Proxy Statement and Annual Report to Shareholders are available at
www.proxyvote.com

ABOUT THE MEETING

Why am I receiving this proxy statement and proxy card?

You are receiving this proxy statement and proxy card because you own shares of the Company’s common stock. This proxy statement describes matters on which we would like you to vote.

When you sign the proxy card, you appoint the persons named in the proxy, R. Marc Langland and Christopher N. Knudson, as your representatives at the meeting, and those persons will vote your shares at the meeting as you have instructed on the proxy card. This way, your shares will be voted even if you cannot attend the meeting.

Who is soliciting my proxy, and who is paying the cost of solicitation?

The enclosed proxy is solicited by and on behalf of the Board, and the Company will bear the costs of solicitation. The Company has retained Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902 (“Morrow”), a proxy solicitation firm, to encourage votes in favor of the directors’ recommendations, including approval of the election of the slate of nominees and approval of the amendment to the Articles of Incorporation proposed by the Board. The Company expects to pay Morrow $7,500 and reimburse it for certain expenses in connection with the solicitation of proxies. Certain directors, officers, and employees of the Company and/or its subsidiary, Northrim Bank (the “Bank”), may solicit proxies by telephone, facsimile, and personal contact.

The Company does not expect to pay any compensation to employees, officers, or directors for soliciting proxies, but will reimburse brokers, nominees, and similar recordholders for reasonable expenses in mailing proxy material to beneficial owners of the Company’s common stock.

What am I voting on, and what vote is required for approval?

At the Annual Meeting, you will be asked to vote on the election of 10 directors to serve on the Board until the 2010 Annual Shareholders’ Meeting or until their successors have been elected and have qualified, to vote on the approval of the Articles of Amendment to the Company’s Articles of Incorporation to increase the total authorized shares and to authorize the issuance of preferred stock and to vote to grant management the authority to adjourn, postpone or continue the Annual Meeting in the event that insufficient votes are received to approve the amendment to the Articles of Incorporation. The election of directors (“Proposal 1”) and granting management the authority to adjourn, postpone or continue the Annual Meeting in the event that insufficient votes are received to approve the amendment to the Articles of Incorporation (“Proposal 3”) will require the affirmative vote of a majority of the shareholders present in person or represented by duly executed proxy at the meeting. The approval of the amendment to the Articles of Incorporation (“Proposal 2”) will require the affirmative vote of a majority of the shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting.

Who is entitled to vote?

Only shareholders who owned the Company’s common stock as of the close of business on the record date, March 16, 2009, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting.

How do I vote, and how are the votes counted?

You may vote your shares either in person at the Annual Meeting or by proxy. To vote by proxy, you should mark, date, sign, and mail the enclosed proxy card in the prepaid envelope provided. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders, that is, those shareholders whose shares are held in the name of and through a broker or other nominee, who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

With regard to the election of directors, you may cast your vote in favor of some or all of the nominees or you may withhold your vote as to some or all of the nominees. Each shareholder will be entitled to one vote for each share of common stock held of record by the shareholder on the record date, March 16, 2009. Directors will be elected if the number of votes cast in favor of the director exceeds the number of votes cast against the director. Accordingly, votes withheld generally will have no effect on the outcome of the election. You may also abstain from voting on any proposals other than the election of directors. An abstention will have no impact on the election of directors.

In voting for the amendment to the Amended and Restated Articles of Incorporation of Northrim BanCorp, Inc. you may vote in favor of or against the proposal or you may abstain from voting. Each shareholder will be entitled to one vote for each share of common stock held of record by the shareholder on the record date, March 16, 2009. The affirmative vote of a majority of the shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting is required for the approval of Proposal 2. Abstentions will have the effect of a vote “AGAINST” Proposal 2. It is to be noted that, under applicable Alaska law, the Company’s shareholders are not entitled to dissenter’s rights with respect to the proposal to approve the Articles of Amendment to the Amended and Restated Articles of Incorporation of Northrim BanCorp, Inc. to authorize issuance of the preferred stock.

If shares are held in “street name,” that is, through a broker or nominee, the broker or nominee is permitted to exercise voting discretion under certain circumstances. At this meeting, if the broker or nominee is not given specific voting instructions, shares may be voted on the election of directors by the broker or nominee in their own discretion. However, if your shares are held in street name and neither you nor your broker votes them, the votes will be “broker non-votes,” which will have the effect of excluding your vote from the tallies. If your shares are held in your own name and you do not vote your shares, your shares will not be voted.

Under certain circumstances, including the amendment to the Amended and Restated Articles of Incorporation to authorize preferred stock, banks and brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank or broker, which are referred to as a “broker non-vote.” In these cases, and in cases where the shareholder abstains from voting on a matter, those shares will be counted for the purpose of determining whether a quorum is present. Abstentions will have the effect of a vote “AGAINST” Proposal 2. Broker non-votes will be included as votes cast with respect to Proposal 2. We expect that banks and brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions with respect to Proposal 3 to grant management the authority to adjourn, postpone or continue the Annual Meeting, but abstentions will have the effect of a vote “AGAINST” the proposal. If your shares are held in your own name and you do not vote your shares, your shares will not be voted.

On each matter before the meeting, including the election of directors, shareholders are entitled to one vote for each share of common stock they held at the record date. Shareholders may not cumulate their votes for the election of directors.

Can I change my vote after I return my proxy card?

Yes. If the enclosed proxy is duly executed and received in time for the meeting, the persons named in the proxy will vote the shares represented by the proxy “FOR” the 10 nominees listed in the proxy statement, “FOR” the approval of the amendment to the Amended and Restated Articles of Incorporation and “FOR” the approval to grant management the authority to adjourn, postpone or continue the Annual Meeting, unless otherwise directed. If you grant a proxy, you may revoke it at any time before its exercise by written notice to the Company to the attention of Mary A. Finkle, Corporate Secretary, by submitting a proxy with a subsequent date, or by announcing your revocation to the secretary at the meeting prior to the taking of a shareholder vote. The shares represented by properly executed proxies that are not revoked will be voted in accordance with the specifications in such proxies.

Can I vote on other matters or submit a proposal to be considered at the meeting?

The Company has not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and shareholders may submit matters for a vote only in accordance with the Company’s bylaws. The Board does not presently know of any other matters to be brought before the Annual Meeting.

For shareholders seeking to include proposals in the proxy materials for the 2010 Annual Meeting, the proposing shareholder or shareholders must comply with all applicable regulations, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the proposals must be received by the Secretary of the Company on or before November 16, 2009.

How many votes are needed to hold the Annual Meeting?

A majority of the Company’s outstanding shares as of the record date (a quorum) must be present at the Annual Meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if a shareholder is present and votes in person at the meeting or has properly submitted a proxy card. As of the record date for the Annual Meeting, 6,332,236 shares of the Company’s common stock were outstanding and eligible to vote.

How do I communicate with Directors?

The Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send communications to the Board or any of the directors c/o Corporate Secretary, Northrim BanCorp, Inc., 3111 C Street, Anchorage, Alaska 99503. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.

PROPOSAL 1: ELECTION OF DIRECTORS

General

How many directors are nominated?

The Company’s Articles of Incorporation provide that the Board will consist of not less than five nor more than 25 directors. Currently, the Board consists of 10 directors. The Board has set the number of directors to be elected at the Annual Meeting at 10 directors. Directors are elected for a one-year term and serve until their successors have been elected and qualified.

Who are the nominees?

The Board has nominated the individuals listed on the following pages for election as directors for the one-year term expiring at the 2010 Annual Shareholders’ Meeting or until their successors have been elected and qualified. If any nominee refuses or becomes unable to serve as a director before the meeting, the directors will select a replacement nominee, and your proxies will be voted for that replacement nominee. The Board presently has no knowledge that any nominee will refuse or be unable to serve.

It is the Company’s policy to encourage that the directors up for election at the annual meeting attend the annual meeting. All directors up for election at the 2008 Annual Shareholders’ Meeting attended the 2008 Annual Shareholders’ Meeting with the exception of Mr. Drabek, who could not be present due to an unavoidable conflict in his schedule.

INFORMATION ABOUT THE NOMINEES

The following table provides certain information about the nominees for director, including age, principal occupation during the past five years, and year first elected a director of Northrim Bank (the “Bank”) or the Company. All of the nominees are presently directors of the Bank and the Company.

Name/Age	Occupation of Nominee During Past Five Years	Director Since

R. Marc Langland, 67	Chairman, President, and CEO of the Company and the Bank; Director, Alaska Air Group since 1991; Director, Usibelli Coal Mine, Inc. since 1983	1990
Larry S. Cash, 57	President and CEO, RIM Architects (Alaska, California, Guam and Hawaii) since 1986;	1995
Mark G. Copeland, 66	Since June 1999, owner and sole member of Strategic Analysis LLC, a management consulting firm; Member, Copeland, Landye, Bennett and Wolf, LLP (law firm) for 30 years prior to that time	1990
Ronald A. Davis, 76	CEO and Administrator, Tanana Valley Clinic until his retirement in 1998; Secretary/Treasurer, Canoe Alaska, 1996 to 1999; Vice President (1999-2003), Acordia of Alaska Insurance (full service insurance agency) until retirement	1997
Anthony Drabek, 61	President and CEO, Natives of Kodiak, Inc. (Alaska Native Corporation) since 1989; Chairman and President, Koncor Forest Products Co.; Secretary/Director, Atikon Forest Products Co.	1991
Christopher N. Knudson, 55	Executive Vice President and Chief Operating Officer of the Company and the Bank	1998
Richard L. Lowell, 68	President (1985-2004), Ribelin Lowell & Company (insurance brokerage firm) until retirement	1990
Irene Sparks Rowan, 67	Director (1988-2000), Klukwan, Inc. (Alaska Native Corporation) and its subsidiaries until retirement	1991
John C. Swalling, 59	President, Swalling & Associates PC (accounting firm) since 1991	2002
David G. Wight, 68	President and CEO (2000-2005), Alyeska Pipeline Service Company until retirement in 2006; Director, Storm Cat Energy (Denver based company) since 2006	2006

The Board recommends that you vote “FOR” these nominees.

Shareholder Nominations for 2009 Annual Shareholders’ Meeting

In accordance with the Company’s Bylaws, shareholder nominations for the 2009 Annual Shareholders’ Meeting ordinarily must be delivered in writing to the Secretary of the Company not less than 14 nor more than 50 days prior to the meeting. Any shareholder nomination should contain the following information to the extent known to the nominating shareholder: (i) the name and address of each proposed nominee; (ii) each nominee’s principal occupation; (iii) the total number of shares of the Company’s common stock that will be voted for each proposed nominee; (iv) the name and residence of the nominating shareholder; (v) the number of shares of the Company’s common stock owned by the nominating shareholder; and (vi) whether the nominee had agreed to serve if elected.

Nominations not made in accordance with the above requirements may be disregarded, in the sole discretion of the Chairman of the Annual Meeting, and upon the Chairman’s instruction, the vote teller may disregard all votes cast for that nominee.

Information Regarding the Board of Directors and Its Committees

All non-management directors are independent of management within the meaning of currently applicable rules of the 1934 Act, the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements.

The Company’s Board has adopted certain standing committees, including an Audit Committee and Compensation Committee.

The Company does not have a standing Nominating Committee and as such does not have a Nominating Committee charter. The Board has discussed at length the nominating process and believes that it is important to have the involvement of all directors in the nominating process and that the Board, as a whole, shall act as the Nominating Committee, a process which has heretofore provided a much wider focus than might be achieved in the search, under a nominating committee charter, for potential Board candidates whose business sense and management philosophies are compatible with the Boards of Directors of the Company and the Bank. A majority of independent directors identifies and recommends persons to be nominees for positions on the Board at each annual meeting of shareholders, and to fill vacancies on the Board between annual meetings. Our directors take a critical role in guiding the Company’s strategic direction and overseeing the management of the Company. Board candidates, including directors up for reelection, are considered based upon various criteria, such as personal integrity, broad-based business and professional skills and experiences, banking experience, concern for the long-term interest of the Company’s shareholders, freedom from conflicts of interest, sound business judgment, community involvement, and the time available to devote to board activities.

The Bank’s Board met 10 times, and the Company’s Board met nine times during 2008. During 2008, all directors attended at least 75% of the total meetings of the Board and all committees of which they were members, with the exception of Ms. Rowan, who could not participate due to unavoidable conflicts in her schedule. The Company’s independent directors meet in executive sessions once per quarter and rotate as lead director twice a year.

Audit Committee.  The Audit Committee’s principal functions include reviewing and approving the services of the independent auditors, reviewing the plan, scope, and audit results of the independent and internal auditors, and reviewing the reports of bank regulatory authorities. The Company’s Board has adopted a written charter for the Audit Committee. Current members of the Audit Committee are Mark G. Copeland, Richard L. Lowell, and David G. Wight. SEE “REPORT OF AUDIT COMMITTEE.”

During 2008, the Audit Committee (the “Committee”) had nine meetings, during which the Committee has been kept informed of the processes and procedures in place for maintaining the Company’s readiness for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”) as evaluated by the Company’s independent auditors, internal SOX committee, and the internal audit manager.

Each of the members of the Committee is independent of management within the meaning of the 1934 Act, the rules of the Securities and Exchange Commission and the Nasdaq Global Select Market listing standards. The Committee and the full board have determined that no individual Committee member qualifies as an audit committee financial expert within the meaning of such rules. The Board does believe, however, that each of the Committee members has attributes of an audit committee financial expert within the meaning of applicable rules and that all of the members of the Committee, taken as a whole, would constitute an audit committee financial expert within the meaning of applicable rules.

In addition, one of our directors, Mr. Swalling, is a certified public accountant and, while he is not a member of the Committee due to the demands of his schedule, he is available as a resource on financial matters. For these reasons, at this time the Board does not believe it is necessary to actively search for a director that would qualify as an audit committee financial expert.

Compensation Committee.  The primary functions of the Compensation Committee, which met five times in 2008, are to review and approve executive and all other officer compensation, select and approve employee benefits and retirement plans, and administer the Company’s stock option plans. Compensation Committee members are Larry S. Cash, Ronald A. Davis, and John C. Swalling. All members of the Compensation Committee are independent within the meaning of currently applicable rules of the 1934 Act, the Securities and Exchange Commission, and the Nasdaq Global Select Market listing requirements. Mr. Cash has served on the Compensation Committee since 1996. Mr. Davis was appointed to the Compensation Committee in 2002. Mr. Swalling was appointed to the Compensation Committee in 2005.

Director Compensation.  In 2008, non-officer directors received a $5,000 annual cash retainer and an additional $5,000 in cash to be used for the purchase of the Company’s common stock on the open market, payable following our Annual Shareholders’ meeting, in addition to the fee of $750 for each Board meeting attended. Members of the Audit and Compensation Committees received $750 for each meeting attended with the exception of the Committee chairpersons who received $1,500 and $1,125, respectively, for each committee meeting they attended. (SEE DIRECTOR COMPENSATION)

Compensation Committee Interlocks and Insider Participation.  No member of the Compensation Committee was, during the year ended December 31, 2008, an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, (ii) the Board of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company’s Board, during the year ended December 31, 2008.

EXECUTIVE OFFICERS

The following table sets forth certain information about the Company’s executive officers:

			Has Served as
			an Executive
Name	Age	Position	Officer Since

R. Marc Langland	67	Chairman of the Board, President and Chief Executive Officer of Northrim BanCorp, Inc. and Northrim Bank	1990
Joseph M. Schierhorn	51	Executive Vice President, Chief Financial Officer, and Compliance Manager of Northrim BanCorp, Inc. and Northrim Bank	2001
Christopher N. Knudson	55	Executive Vice President and Chief Operating Officer of Northrim BanCorp, Inc. and Northrim Bank	1990
Joseph M. Beedle	57	Executive Vice President of Northrim BanCorp, Inc. and Executive Vice President and Chief Lending Officer of Northrim Bank	2006
Steven L. Hartung	62	Executive Vice President of Northrim BanCorp, Inc. and Executive Vice President, Quality Assurance Officer of Northrim Bank	2008

Mr. Beedle previously served as chief financial officer of the University of Alaska from 2000 until 2006 and as chief executive of Goldbelt, Inc., an Alaska Native Corporation from 1994 to 2000. He has more than 20 years banking experience, including in an executive lending role, having served as executive vice president and chief credit officer for Key Bank of Alaska from 1985 to 1993.

Mr. Hartung, prior to joining the Company in December 2005, provided financial consulting and advisory services throughout the Alaska business community from 1995 until 2005. His professional experience also includes service as the president and chief operating officer of Alaska International Industries, Inc. from 1978 to 1995, as well as 10 years’ service with KPMG LLP from 1968 to 1978, during which time he served as audit manager.

All officers are elected by the Board for one year terms or until their successors are appointed and qualified. Each of the named executives have employment agreements with the Company. See EXECUTIVE COMPENSATION — Employment Agreements.

Code of Conduct.  The Company has adopted a Code of Conduct, which includes a Code of Ethics for our executive officers. We will furnish a copy of the Code of Conduct to shareholders at no charge upon request to the Corporate Secretary.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation program in place for our Chief Executive Officer, Chief Financial Officer, and, in addition, the three most highly compensated executive officers (collectively, the “named executive officers”). This section includes information regarding, among other things, the overall objectives of our compensation program and each element of compensation that we provide.

Overview of Compensation Program

The Compensation Committee of the Board, which serves pursuant to its charter adopted by the Board, bases its compensation strategy on maintaining the Company’s primary strategic goal: to maintain, over the next several years, a well-capitalized, customer first service-focused financial institution, headquartered in Anchorage and serving the greater Anchorage, Matanuska Valley, and Fairbanks areas, as well as various other markets in and outside Alaska. We believe that achieving the Company’s business and growth strategies will create long-term value for shareholders, consistent with protecting the interests of our depositors.

Compensation Philosophy and Objectives

The Compensation Committee believes that compensation packages for the Company’s named executive officers and key personnel should be based to a substantial extent on achievement of the goals and strategies the Board has established and articulated. When establishing salaries, bonus levels and stock option awards for named executive officers, the Compensation Committee considers (i) the Company’s financial performance during the past year; (ii) the individual officer’s performance during the past year based upon the officer’s scope and level of responsibility and how well she or he managed and carried out those responsibilities to achieve the Company’s goals, and how well that officer dealt with unexpected challenges and opportunities that were not anticipated in the Company’s annual goal setting process; and (iii) market data related to the salaries of executive officers and key personnel in similar positions with companies of comparable size, as well as other companies within the financial institutions industry. For named executive officers other than the Chief Executive Officer, the Compensation Committee gives consideration to recommendations made by the Chief Executive Officer.

The Company has developed and implemented policies for determining salary structure, annual incentive bonus payments, and employee stock option and other stock-based awards based on recommendations of independent, nationally recognized compensation consultants, which, at the Compensation Committee’s request, periodically evaluate the Company’s executive compensation programs.

During each of the years 2002 through 2005, and again in 2006, the Compensation Committee engaged the independent, nationally recognized compensation consulting firm, Frederic W. Cook & Co., Inc., to review and analyze the Company’s executive compensation package and overall compensation practices to ensure that the Company remains competitive with financial institutions of comparable size. Based on consultant surveys of then current statistical data, suggested alternatives, recommendations, and the advice of legal counsel, the Company adopted a new employee stock incentive plan in 2000; adopted in 2004, as approved by shareholders, the Northrim BanCorp, Inc. 2004 Stock Incentive Plan authorizing the issuance of 300,000 shares and reflecting accounting rule changes; amended and restated its employment agreements for executive officers and certain key personnel effective January 1, 2003; and amended and restated its employment agreements for executive officers and certain key personnel effective January 1, 2007 to comply with Internal Revenue Code Section 409A. (SEE EMPLOYMENT AGREEMENTS on page 17.

In 2007 the Compensation Committee made the decision that it would be appropriate to again engage the services of Frederic W. Cook & Co., Inc., to review the Company’s compensation program for employees and, executive officers, as well as the Board of Directors, in Spring 2008 when data disclosed in proxy statements would be readily available for timely collection and purposes of analysis and comparison of the Company’s current overall compensation program to those of identified peer group financial institutions.

During 2008, Frederic W. Cook & Co. was engaged by the Compensation Committee to review the Company’s compensation program for non-employee directors. The Committee was provided with a written report of the consultant’s survey and review of director compensation practices disclosed in the latest available proxy statements of a 15-company peer group consisting of similarly sized Pacific Northwest publicly traded bank holding companies, as well as the comprehensive competitive comparison of their non-employee director compensation programs and the outlook for future changes in the mix of the components of outside director compensation. The Compensation Committee weighed and considered the consultant’s recommendations, the Company’s current fee schedules which were in effect since 2003, the scheduled number of board and committee meetings, how the Company’s program compared to the perquisites, retainers and fees paid to the non-employee directors of the financial institutions surveyed, as well as what the difference in cost of any increases would be to the Company and the Bank. (SEE DIRECTOR COMPENSATION)

In 2008, the Compensation Committee limited the scope of the consultant’s engagement to the review of and focus on the Company’s compensation program for non-employee directors. However, the Compensation Committee will be considering the further engagement of Frederic W. Cook and Co., Inc. in 2009 to perform a review of the Company’s current overall compensation package and survey of the marketplace, once data would become available upon completion of the Spring 2009 proxy season. While the Compensation Committee does take consultant suggestions and recommendations under advisement, a purpose of engaging the consultant is to provide the Compensation Committee and executive management with the information and tools necessary to the decision making process for administering and providing for an equitable and competitive compensation program in keeping with the provisions and guidelines of the Company’s tested incentive and equity award plans.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all decisions related to the compensation of the Company’s Chief Executive Officer subject to the Board’s further approval and approves recommendations made by the Chief Executive Officer and Chief Operating Officer for bonus incentive and equity awards to other executives in key positions and elected officers of the Company.

The Chairman, President and Chief Executive Officer and the Chief Operating Officer annually review the individual performance of the Company’s key executives. Their recommendations for bonus incentive and equity awards, based upon individual officer performance evaluations, are presented to and discussed with the Compensation Committee. The Compensation Committee can at its discretion modify any recommended adjustments or awards as deemed to be appropriate.

In 2008 the Compensation Committee proposed upward adjustments to the salaries of the Chief Executive Officer and Chief Operating Officer, which increases Mr. Langland and Mr. Knudson, respectively, requested they not be awarded. However, the Chief Executive Officer recommended an increase to Mr. Knudson’s salary because of his role and levels of responsibility within the Company and the Bank, as well as increases in the annual salaries of named executive officers, Messrs. Schierhorn, Beedle and Hartung. The consensus of the Compensation Committee and the Board of Directors was to honor Mr. Langland’s requests.

Executive Compensation

The Company’s executive compensation program continues to consist of four key elements: (i) base salary; (ii) a performance-based annual bonus; (iii) periodic option grants and other stock-based compensation awards; and (iv) retirement and other deferred benefits. While the Compensation Committee does engage the services of a qualified consultant, does consider the Company’s total compensation package, each component of the executive’s package is in large part provided for under the terms of the executive’s employment agreement, to include base salary, which can change from time to time, as well as entitlements to a bonus opportunity under the Incentive Plan and retirement benefits according to the prescribed terms of the executive’s employment agreement. The Committee’s and the Company’s philosophy and practice is to be consistent in the timing of its review of the executive’s performance and opportunities for compensatory recognition more than once within a given year to retain the executive over the short and long-term and appropriately reward performance based upon the executive’s level of responsibility, accountability, and measured contributions to the organization.

The Compensation Committee believes this four-part approach best serves the interests of the Bank, the Company and its shareholders. It enables the Company to meet the requirements of the highly competitive banking and lending environment in which it currently operates in the Fairbanks, Wasilla and Anchorage, Alaska communities, while ensuring that executive officers are compensated in a way that advances both the short-and long-term interests of shareholders. The variable annual cash bonus incentive rewards and motivates individual performance, and is based, in significant part, on the contribution made by the officer to the Company’s overall performance. Stock options and other stock-based awards relate a significant portion of long-term remuneration directly to stock price appreciation and further promote the executive’s continued service with the Company.

The Compensation Committee evaluates both performance and the structure of executive compensation to ensure that the Company maintains its ability to attract and retain superior, customer service motivated employees in key positions and that the compensation for executives is reasonable but at a level competitive with similar positions held in local and Pacific Northwest peer-group organizations. The Compensation Committee objectively evaluates the performance of the Company’s compensation program by periodically comparing the weight and values of its components to the Company’s peer group of Pacific Northwest financial institutions as surveyed by independent consultants gathering pertinent salary, benefit, and equity compensation data from then current proxy statement disclosures.

The Company’s performance has, as determined by the Compensation Committee, shown the value of this approach. In particular, for 2008, the Compensation Committee noted the Bank’s successful completion of the complex conversion to its new electronic banking product provider, the opening of the newly constructed Fairbanks Financial Center with drive-up, the opening of the relocated Seventh Avenue Branch to the new State of Alaska parking garage building in downtown Anchorage, and the finalized, effected long-time goal to purchase the building housing the Company’s corporate headquarters and Midtown Financial Center. The Compensation Committee also noted the Company’s continued well capitalized position, the dedication of significant effort and resources to improve credit quality, the increase in the Bank’s core deposit base due to the continuing success of its High Performance Checking Program, and, that the Company has achieved a profit every quarter since the last quarter of its first full year in operation.

The Compensation Committee takes a two-fold approach, based on both quantitative and qualitative factors, when considering the compensation of the Company’s Chairman, President and Chief Executive Officer. The Compensation Committee considers the Company’s financial results for a given year compared to the Company’s plan and actual results for the previous year. The Compensation Committee also considers certain qualitative accomplishments of the Chief Executive Officer in terms of the Company’s realization of its corporate objectives, his foresight, extensive community involvement, as well as his proven leadership in strategically positioning the Company for future significant development in the banking industry and the Company’s market and developing long-term strategies for the future direction and growth of the organization.

The Compensation Committee’s timing for giving consideration to each element of the Company’s executive compensation package is intended to bring consistency to the overall program, and support the Company’s philosophy to provide more than one opportunity during a given year to recognize the performance and contributions of individual executive officers and executives in key positions. For example, in the first quarter the

Compensation Committee considers and approves awards to participants under the Executive Incentive Plan and approves discretionary contributions to the Company’s Savings Incentive Plan 401-k, which has a service based component to also provide employees who are non-participants with a retirement benefit. In the second quarter of the year, the Compensation Committee selects participants and criteria for the Executive Incentive Plan’s plan year and conducts the annual officer and executive officer salary review. In the fourth quarter, the Compensation Committee considers and approves stock option grants and stock awards with pricing based upon the closing price of the Company’s stock on the date of grant.

Elements of Executive Compensation

The Company and the Bank do not have any arrangements in place for or with the named executive officers whereby their compensation may be comprised of proportionate amounts of base salary, performance based annual bonus, options and other stock-based compensation, or retirement and other deferred benefits.

The Compensation Committee, from time-to-time as deemed appropriate, has engaged the services of Frederic W. Cook and Co., Inc. to analyze and evaluate the Company’s overall compensation program and practices as compared to a group of publicly traded peer group banks of similar size within the Pacific Northwest area. In 2005, Frederick W. Cook, Inc. performed its review of executive compensation which included the analysis of the Company’s Incentive Plan, the 2004 Stock Incentive Plan approved by shareholders, the program’s effectiveness in supporting the Company’s business strategy, the changing business and regulatory environment, as well as employment contract provisions and the competitive comparisons of base salaries. The Compensation Committee considered but did not act on the recommendation that the Incentive Plan be modified to reflect that bonus earnouts be uniform across all participant levels, where the earned payouts could be up to 150% of target for maximum performance, based upon the Incentive Plan’s structure to differentiate between participant tiered incentive award amounts to best distinguish the scope and impact of the participants’ positions and corresponding levels of their responsibilities within the Company and the Bank.

Base Salary  Based on its consideration of competitive industry salaries and general economic conditions within the Company’s market area and within the financial institutions industry, the Company’s Human Resources Department has established a graded salary structure for executives, key personnel and other employees. Every salary grade is structured to allow for growth ranging from the grade’s entry level benchmark through the mid-point range and to the upper-most level of annual salary for each grade. The matrix used to objectively calculate annual merit increases applies factors related to the position of the individual’s current salary within the established ranges for her or his salary grade, predetermined rates of increase based on an annual survey of market data, and an evaluation of the employee’s performance. The Human Resources Department reviews the schedule of matrix driven changes to individual officer annual base salaries and can make recommendations for any additional adjustments to the Chief Executive Officer and Chief Operating Officer.

Individual base salaries for named executive officers and officers in key positions are reviewed by and based upon recommendations of the Chief Executive Officer. Historically, officer base salary levels are reviewed annually in the second quarter of the Company’s fiscal year and any proposed finalized increases to base annual salaries are recommended to the Compensation Committee by the Chief Executive Officer for approval based on an assessment of an executive’s scope of responsibilities, experience, her or his individual performance, and contributions to the success of the organization.

Performance Based Annual Bonus  Executive officers have an annual cash incentive bonus opportunity as participants in the Company’s Executive Incentive Plan (the “Incentive Plan”). The selection of Incentive Plan participants, tier target bonus levels, and Incentive Plan criteria, historically, occurs in the second quarter of the Company’s fiscal year. Incentive Plan participants are recommended by the Chairman of the Board and President, and approved by the Compensation Committee prior to each plan year. The Incentive Plan also provides that the Chairman of the Board and President may recommend discretionary awards for individuals who are non-participants.

The Incentive Plan establishes within each tier three levels of award, minimum, maximum, and target, representing a predetermined graduated percentage of annual base salary approved by the Compensation Committee. Actual bonus amounts must be approved by the Compensation Committee and are based on a formula driven methodology that takes into account the creation of a bonus pool limited to 10% of net income as indicated by the Incentive Plan with calculations then based on the Company’s level of success in meeting the predetermined, identified, performance standards. Depending upon the achievement of the predetermined targets and individual officer levels of performance and current responsibility, the annual bonus could be less than or greater than targeted bonus amounts. If the Company’s performance does not achieve the established minimum target level set for any specific criterion, then no payout is calculated for that component and the bonus pool is reduced by the amount that would have been earned.

For 2008, and at the present time, measured performance standards include net income as compared to budget, the ratio of expenses to average assets, return on equity, earnings per share growth and asset quality. The criteria are evaluated annually and may be modified by the Compensation Committee from time to time based on the Company’s strategic plan, with the goal of maximizing shareholder returns. To this end, the Compensation Committee approved two changes to the plan’s performance criteria for 2007 as compared to 2006 with the substitution of the ratio of expenses to assets for the efficiency criterion and substitution of earnings per share growth for the average asset growth criterion.

In January 2009, the Compensation Committee, based upon preliminary unaudited results for the year ended December 31, 2008, reviewed criteria performance, 49.28%, 3.94%, 5.44%, -54.10% and 2.82%, respectively, against the Incentive Plan thresholds for minimum levels established by the Compensation Committee earlier in the year, 90%, 3.90%, 10.50%, -5.00% and 1.17% for net income as compared to budget, the ratio of expenses to average assets, return on equity, earnings per share growth and asset quality (which was the ratio of nonperforming loans 90+ days past due and nonaccruals to total loans outstanding), respectively. All criteria did not meet the minimum threshold required to generate an award and no amounts were paid to the named executive officers in 2008 under the Incentive Plan. According to the provisions of the Incentive Plan, the current participant tier payout rates, as approved by the Compensation Committee, for criterion meeting the Company’s minimum performance results would have been 20%, 15% and 10% of annual salary for the first, second and third tier groups of employee participants, respectively, with each criterion having an award weight of 20%, had the threshold been met.

Options and Other Stock-Based Compensation  The Compensation Committee is of the philosophy that offering stock-based incentives to executives and key employees: (i) attracts and retains the best available personnel for the long-term; (ii) enhances long-term profitability and shareholder value; and (iii) encourages employees to acquire and maintain stock ownership in the Company, thereby more closely aligning the interests of employees and shareholders. The Compensation Committee follows this philosophy and, subject to the Company’s employee stock incentive plans, may determine the employees eligible to receive options and awards and to assess the amount of each option and award.

The 2004 Plan, an omnibus plan approved by shareholders, authorizes the Board or the Compensation Committee to administer the 2004 Plan and to grant to eligible key employees, from time to time, incentive and/or nonqualified stock options, restricted stock, restricted units, performance shares, performance units, stock appreciation rights, or dividend equivalent rights. The maximum value of all awards (options, stock awards, stock appreciation rights, and dividend equivalent rights) granted under the 2004 Plan to any single recipient may not exceed $1 million for any period for three consecutive calendar years. The Compensation Committee has not delegated any aspect of the administration of any of the Company’s stock incentive plans, to include the 2004 Plan, to any other persons.

The 2004 Plan is designed to afford the Compensation Committee flexibility, consistency and balance in determining and governing the terms and mix of the annual grant of long-and-shorter-term equity based compensation awards to the Company’s executive officers and other employees key to the safe and profitable operation of the Bank.

In 2008, as recommended by executive management and approved by the Compensation Committee, employees, to include the Company’s named executives, are now grouped within five instead of four tier levels to more clearly define the scope of their responsibility and roles within the organization. The majority of the participants are members of the Bank’s senior management team. The proportion of Nonqualified Stock Options and Restricted Stock Units granted would vary, depending upon the employee’s position within the five tier levels with Restricted Stock Units designated the equity award for employees in the lower fourth and fifth tiers.

The Compensation Committee believes that the awards of stock options and shorter-term restricted units serve to tie the executive’s interests to those of the Company’s shareholders, as well as provide an incentive for the executive’s long-term retention, given the competitive climate in the Bank’s marketplace for experienced and seasoned bankers. The methodology for calculating the option valuation and allocation of gross grant value to each employee, to include the executives, is applied to determining the number of stock options and/or units to be granted according to the calculated dollar value equivalent. The Committee and the Chief Executive Officer may then recommend upward or downward adjustments to the options or units to be granted based upon the participant’s focus and level of success in meeting the Company’s business plan goals.

The Compensation Committee established an aggregate limit of equity based compensation awards in conjunction with advice from Frederic W. Cook & Co., Inc., based on peer group award levels. The limit is set at 0.40% of average market capitalization for the preceding 12 months adjusted for expected forfeitures. The Compensation Committee also analyzes the financial impact of the grant on the Company’s income statement and the potential dilution of the grant to existing shareholders compared to prior grants and the Company’s peer group.

The Company has not established any program whereby executives, key personnel, or directors are required to own and purchase within any specific schedule a defined number of shares of the Company’s common stock. The Company and the Compensation Committee recognize the benefits of linking employee ownership with the interests of shareholders and, under the Company’s Savings Incentive Plan 401-k, 50% of discretionary awards matching employee participant contributions and 50% of discretionary service based contributions to employee participants and non-participants alike are invested in the Company’s common stock.

Our Company’s board members are in compliance with the provisions of Alaska State Statute as to the direct ownership of stock issued by the company they serve as directors. Beginning in 2004, as approved by the Compensation Committee and the Board, it is the Company’s practice to, each year following the Annual Shareholders’ meeting, make the payment of, as a part of her or his retainer, $5,000 to each non-employee director to purchase shares of the Company’s stock at fair market value on the open market.

Retirement and Other Deferred Benefits

Deferred Compensation Plan  Effective as of January 1, 1995, as amended effective as of October 3, 1996, and amended effective January 1, 2005 the Bank established a Deferred Compensation Plan (“DCP”) for the purpose of providing benefit planning to key employees of the Bank by permitting them to defer the receipt of compensation. All officers of the Bank and the Company, including the named executive officers, are eligible to participate and other key employees may become eligible to participate if so notified by the Compensation Committee.

The DCP provides that on or prior to December 31 of each year the plan is in effect, any eligible employee may, in writing, elect to defer receipt of at least five percent to a maximum of one hundred percent of their salary to be paid in the calendar year following the year of election. Any election is irrevocable as to any salary payable in the next year and effective with respect to future years unless revoked by the participant prior to December 31 of the year preceding the year in which the deferral is to take effect. Under the DCP, eligible employees, including the named executive officers, may elect to defer receipt of all or a portion of their remaining salary to be paid in the current calendar year, if such written election is made within 30 days after she or he is first notified by the Compensation Committee of her or his eligibility to become a participant. The DCP provides that any eligible employee may elect to defer receipt of at least five percent to a maximum of one hundred percent of their bonus for services to be performed in a succeeding plan year under the same conditions described above. All amounts deferred are credited to participant accounts with interest compounded annually. According to the DCP, interest for any given year, or portion of a year is based on the Bank’s average yield on its total assets calculated on January 1, based on the prior year’s performance, less one percentage point. Therefore, the rate of interest calculated for 2008 was 5.11%. None of the named executive officers elected to defer receipt of compensation in 2008.

The DCP as amended effective January 1, 2005 to comply with new law under Internal Revenue Code section 409A, provides that Pre-2005 Grandfathered Accounts will be administered separately from Post-2004 Accounts, meaning that amounts deferred and vested prior to 2005 shall be credited to a Pre-2005 Grandfathered

Account, while Post-2004 deferrals shall be credited to a Post-2004 Account and administered in accordance with Internal Revenue Code Section 409A

As to the form and timing of payments, participants having Pre-2005 Grandfathered Accounts, shall be paid in installments or as a lump sum in accordance with the participant’s deferral election. The Compensation Committee may elect, in its sole discretion to accelerate payments if an irrevocable written request is made within at least 30 days prior to the date of the first scheduled payment. If an accelerated payment is made, then the participant will be subject to a penalty payable to the Bank in an amount equal to two percent of the accelerated amount. If installment payments are elected, a level series of monthly payments will be computed based on account balance, time period selected and applicable interest rate in effect as of the benefit commencement date. In this case the applicable interest rate will be 50 basis points over the average of U.S. Treasury Note Rate for the preceding 12 months, preceding the commencement of payments and will be the nearest quoted rated for a maturity representing two-thirds of the installment pay-out period. Any deferral must be for a minimum period of two years with a distribution of a participant’s account beginning on the first day of the month following sixty days after the earliest of voluntary or involuntary termination of employment, disability, or expiration of the deferred election.

The DCP provides that a participant’s Post-2004 Account will be 100% vested and non-forfeitable at all times and shall become payable to her or him upon expiration of the deferral election. Any deferral election for this account to a specified future distribution date must be for at least two plan years. All participants must elect no later than December 31, 2009 to receive their Post-2004 Account at the end of her or his deferral period in a lump sum or in annual installments not to exceed 10 years and new participants after December 31, 2009 must elect at the time they become participants to receive their Post-2004 Account at the end of their deferral period in a lump sum or in annual installments not to exceed 10 years.

The DCP sets forth limitations as to Section 162(m) of the Internal Revenue Code of 1986. Also, the intent of the DCP, as written, is to comply with the provisions of Internal Revenue Code Section 409A.

Northrim Bank Savings Incentive Plan 401-k  Executive officers, as do other employees, participate in the Company’s qualified retirement plan, the Northrim Bank Savings Incentive Plan (“401-k”), to the same extent and subject to the same rules and limitations as the Company’s and the Bank’s other employees. The 401-k provides for a mandatory $0.25 match for each $1.00 contributed by an employee up to 6% of the employee’s salary. The 401-k also provides for a three-tier discretionary service based match regardless of the employee’s participation in the 401-k, the first tier matching 1% of an employee’s salary, if an employee has worked at the Bank for more than one but less than three years, the second, 2% of an employee’s salary, if an employee worked at the Bank for more than three years but less than six years, and the third, 4% of an employee’s salary, if an employee worked at the Bank in excess of six years. The 401-k allows for an additional discretionary contribution of up to $0.75 for each $1.00 contributed by an employee up to 6% of that employee’s salary. A residual discretionary contribution after all the previously listed contributions have been made is also provided for under the 401-k. Based upon the Bank’s performance in 2008, a discretionary $0.25/$1.00 match and the service based matches were approved by the Compensation Committee and the Board of Directors.

Supplemental Executive Retirement Plan  Effective July 1, 1994, the Bank adopted the Northrim Bank Supplemental Executive Retirement Plan (“SERP”) for the benefit of its executive officers, including the named executive officers. As provided by the SERP, the Company makes annual contributions to participant accounts on January 1 at a percentage rate of annual base salary determined and approved by the Compensation Committee. The Compensation Committee, based upon recommendations of the Chief Executive Officer or the Chief Operating Officer and consideration of the percentage rates of annual base salary contributed by the Company for each SERP participant and relative levels of each participant’s responsibility can exercise its authority to, from time to time, determine and approve increases to those percentage rates, as well as approve new participants under the SERP.

Earnings, under the SERP, are credited for the year on January 1 and based on the Bank’s average yield on its total assets, less a three year rolling average of net loan charge-offs as a percentage of average loans outstanding for the respective periods. The Compensation Committee and the Board approved an amendment to the SERP, effective January 1, 2004, allowing participants more flexibility in choosing the form of payment of the benefits. The SERP provides for payment of a specified amount to plan beneficiaries or their survivors upon retirement, with early retirement permitted after the participant’s 55th birthday, if she or he has been a plan participant for at least five years prior to retirement. Benefits are payable monthly beginning 90 days after retirement, with the amount payable being equal to the total plan account balance for that participant (including interest at a specified fixed rate) divided by 12 months, divided by the number of years over which the participant elects to receive payments, with 15 years being the maximum period over which payout is permitted. If the participant dies prior to commencement of benefits, benefits are paid to the participant’s survivors in equal installments over 15 years unless the Compensation Committee elects to accelerate payment.

Supplemental Executive Retirement Deferred Compensation Plan  The Committee, the Board and management deemed it prudent for the Bank to have life insurance protection on certain executives, considering the out-of-pocket costs related to replacing an executive officer, as well as the intangible, but real loss, due to disruptions in management and loss of existing or new business because of the death of a key individual. For these reasons, the Compensation Committee and the Board authorized the Bank to establish the Supplemental Executive Retirement Deferred Compensation Plan (“SERDCP”), a non-qualified deferred compensation plan. Certain executives, as identified by the Compensation Committee, including each of the named executive officers, are entitled to participate in the SERDCP, which is intended to provide a source of funds for their retirement through the Bank’s purchase and ownership of key man insurance coverage in the form of a variable adjustable life policy in the amount approved by the Compensation Committee and the Board for each participant. The annual premium payment covers the cost of providing the Bank with a full death benefit for the face amount of the policy and the executive the deferred compensation retirement benefit or a death benefit to the executive’s beneficiaries in the event of the executive’s death before retirement, with the amount of payment equal to the greater of the policy’s then cash surrender value or a stated amount which is less than the death benefit of the policy. Earnings are based upon the participant’s discretionary selection of investment opportunities available through the insurance provider to develop the cash surrender value of the portion of the premiums paid and allocated for that purpose.

In the event of the participant’s retirement, the then cash surrender value can be paid out in a lump sum or in installments not to exceed ten years; the participant could also elect to receive the insurance policy net of a distribution of cash value sufficient to pay taxes upon receipt of the policy. In the event of the participant’s death, an amount equal to the greater of the cash surrender value or a stated death benefit, as described in the SERDCP document, would be paid to the participant’s beneficiary.

Tax and Accounting Treatment of Executive Compensation

Deductibility of Executive Compensation

The Compensation Committee is aware of the limits set on individual grants to provide for the Company’s deductibility of options and performance-based awards under Section 162(m) of the Internal Revenue Code (the “Code”.) Individual grants of options and stock appreciation rights are limited to 100,000 shares during any three consecutive calendar years; individual grants of restricted stock, restricted stock units, performance shares, and performance units are limited to 50,000 during any three consecutive calendar years; and the maximum value of all awards granted to an individual during any three consecutive calendar years is $1 million. Performance measures are included in the 2004 Plan as required for performance shares and performance units to qualify for exemption under Section 162(m).

Nonqualified Deferred Compensation

Section 409A of the Internal Revenue Code imposes election, payment and funding requirements on “nonqualified deferred compensation” plans. If a nonqualified deferred compensation arrangement subject to Section 409A of the Code fails to meet, or is not operated in accordance with, the requirements of Section 409A, then compensation deferred under the arrangement may become immediately taxable and subject to a 20% additional tax. Certain awards that may be issued under the plan may constitute a “deferral of compensation” subject to the requirements of Section 409A of the Code.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer and three other most highly compensated officers for the fiscal years ended December 31, 2008, December 31, 2007, and 2006, as well as certain other compensation information for the named executive officers during the years indicated:

SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)1	($)2	($)3	($)(4)	($)5	($)

R. Marc Langland,	2008	$324,012	N/A	$37,012	$47,527	—	$2,153	$182,010	$592,714
Chairman, President, Chief	2007	$324,012	N/A	$33,201	$57,183	$40,000	$42,388	$185,085	$681,869
Executive Officer(6)	2006	$281,180	N/A	$20,963	$48,460	$93,204	$63,645	$187,443	$538,049
Joseph M. Schierhorn,	2008	$220,200	N/A	$21,220	$25,372	—	$90	$76,942	$343,824
Executive Vice President,	2007	$197,250	N/A	$15,468	$25,453	$30,000	$335	$78,801	$347,307
Chief Financial Officer,	2006	$182,709	N/A	$8,868	$21,222	$50,417	$6,402	$80,945	$296,418
Compliance Manager
Christopher N. Knudson,	2008	$233,726	N/A	$18,575	$22,934	—	$723	$115,287	$391,245
Executive Vice President,	2007	$230,010	N/A	$16,120	$27,681	$27,000	$5,540	$117,737	$424,088
Chief Operating Officer	2006	$228,220	N/A	$10,101	$24,852	$55,200	$13,874	$120,954	$363,221
Joseph M. Beedle,	2008	$221,195	N/A	$29,433	$18,021	—	$102	$131,598	$400,349
Executive Vice President,	2007	$203,268	N/A	$20,404	$9,102	$25,000	$401	$127,307	$385,482
Chief Lending Officer	2006	$120,000	N/A	$9,503	$1,243	$35,484	$2,329	$145,237	$208,019
Steven L. Hartung,	2008	$173,839	N/A	$24,996	$18,021	—	$132	$63,454	$280,443
Executive Vice President,	2007	$160,022	N/A	$15,722	$9,102	$25,000	$293	$51,345	$261,484
Quality Assurance Officer

(1)	The amounts listed for each executive officer’s stock award represents the portion of the fair value of the award recognized as an expense for financial statement reporting purposes pursuant to SFAS No. 123(R), Share Based Payment and is estimated on the price of the Company’s stock at the close of business on the date of grant. See details of the assumptions used in valuation of the stock awards in Note 19 — Options to the audited financial statements contained in the Company’s Form 10-K for the fiscal year ended December 31, 2008 that accompanies this Proxy Statement.

(2)	The amount listed for each executive officer’s option award represents the portion of the fair value of the award recognized as an expense for financial statement reporting purposes pursuant to SFAS No. 123(R), Share Based Payment and is estimated on the date of grant using a Black-Scholes option pricing model. See details of the assumptions used in valuation of the option awards in Note 19 — Options to the audited financial statements contained in the Company’s Form 10-K for the fiscal year ended December 31, 2008 that accompanies this Proxy Statement.

(3)	The amount listed for each executive officer represents the individual’s cash incentive award earned in such fiscal year, but paid in the following fiscal year, as calculated according to the provisions of the Company’s Incentive Plan approved by the Compensation Committee. See Non-Equity Incentive Plan Awards and Employment Agreements contained herein this Proxy Statement.

(4)	The amount listed for each executive officer under this category is the excess earnings on the executive officer’s account over 120% of the federal rate for 2008 and is comprised of the following items for each executive:

The aggregate total of excess earnings disclosed for Mr. Langland is equal to the amount of $2,153 under the Company’s SERP.

The amount of $90 disclosed for Mr. Schierhorn represents excess earnings under the Company’s SERP.

The aggregate total of excess earnings disclosed for Mr. Knudson is equal to the amount of $723 under the Company’s SERP.

The total of excess earnings disclosed for Mr. Beedle is equal to the amount of $102 under the Company’s SERP.

The amount of $132 disclosed for Mr. Hartung represents excess earnings under the Company’s SERP.

(5)	The amount listed for each executive represents items of compensation not reflected elsewhere in this Summary Compensation Table:

The aggregate total of all other compensation disclosed for Mr. Langland is equal to the amounts of $16,100 and $8,597, representing contributions to the Company’s 401-k savings plan for Mr. Langland and a car lease, respectively, as well as the Company’s contributions to the SERP and SERDCP for Mr. Langland in the amounts of $64,802 and $92,511, respectively. These amounts contributed to the SERP and SERDCP for Mr. Langland are disclosed in the footnotes to the Nonqualified Deferred Compensation table at page 32.

The aggregate total of all other compensation disclosed for Mr. Schierhorn is equal to the amounts of $16,100 and $4,800, representing contributions to the Company’s 401-k savings plan for Mr. Schierhorn and a car allowance, respectively, as well as the Company’s contributions to the SERP and SERDCP for Mr. Schierhorn in the amounts of $11,042 and $45,000, respectively. These amounts contributed to the SERP and SERDCP for Mr. Schierhorn are disclosed in the footnotes to the Nonqualified Deferred Compensation table at page 32.

The aggregate total of all other compensation disclosed for Mr. Knudson is equal to the amounts of $16,100 and $8,400, representing contributions to the Company’s 401-k savings plan for Mr. Knudson and car allowance, respectively, as well as the Company’s contributions to the SERP and SERDCP for Mr. Knudson in the amounts of $35,077 and $55,710, respectively. These amounts contributed to the SERP and SERDCP for Mr. Knudson are disclosed in the footnotes to the Nonqualified Deferred Compensation table at page 32.

The aggregate total of all other compensation disclosed for Mr. Beedle is equal to the amounts of $11,500 and 8,400, representing contributions to the Company’s 401-k savings plan for Mr. Beedle and a car allowance, respectively, as well as the Company’s contributions to the SERP and SERDCP for Mr. Beedle in the amounts of $22,171 and $89,527, respectively. These amounts contributed to the SERP and SERDCP for Mr. Beedle are disclosed in the footnotes to the Nonqualified Deferred Compensation table at page 32.

The aggregate total of all other compensation disclosed for Mr. Hartung is equal to the amounts of $9,940 and $9,100, representing contributions to the Company’s 401-k savings plan for Mr. Hartung and a car allowance, respectively, as well as the Company’s contribution to the SERP for Mr. Hartung in the amount of $44, 414. This amount contributed to the SERP for Mr. Hartung is disclosed in the footnotes to the Nonqualified Deferred Compensation table at page 32.

(6)	The amount of annual salary reported for the year 2007 for Mr. Langland in the 2008 Proxy Statement, $277,210, inadvertently did not include Mr. Langland’s election to defer $46,602 under the Company’s DCP for 2007. This amount deferred by Mr. Langland was disclosed in the Nonqualified Deferred Compensation table in the Company’s 2008 Proxy Statement.

Employment Agreements

The Company and the Compensation Committee share the philosophy that employment agreements serve to further strengthen the relationships between the Company, its key executives and, ultimately, its shareholders, particularly in light of the highly competitive climate in which the Bank and the Company currently operate. The Compensation Committee approved and the Company adopted amended and restated employment agreements for R. Marc Langland, Chairman, President and Chief Executive Officer, Joseph M. Schierhorn, Executive Vice President and Chief Financial Officer and Compliance Manager, Christopher N. Knudson, Executive Vice President and Chief Operating Officer, and Joseph M. Beedle, Executive Vice President and Chief Lending Officer, each becoming effective on January 1, 2007 and continuing through December 31, 2007. There were no material changes to these employment agreements, which were primarily updated to comply with the provisions of Internal Revenue Code Section 409A. Each of these employment agreements between the Company and the named executive officer automatically renewed on January 1, 2008 and January 1, 2009 and will automatically renew each succeeding

January 1, for one more year, unless either party gives written notice of intent not to renew no later than 90 days prior to expiration of the term.

The Compensation Committee approved and the Company adopted the new employment agreement for Steven L. Hartung, Executive Vice President, Quality Assurance Officer, effective December 1, 2007 and continuing through December 31, 2008 which automatically renewed on January 1, 2009 and will automatically renew each succeeding January 1, for one more year, unless either party gives written notice of intent not to renew no later than 90 days prior to expiration of the term.

The employment agreements for Messrs. Langland, Schierhorn, Knudson, Beedle, and Hartung, our named executive officers, include the following entitlements: a monthly automobile allowance, reasonable health insurance, disability and other employee benefits on a basis at least as favorable as that accorded to any other officer, as well as allowance for adjustments, from time to time, to annual base salary. The named executive officers agree to the Covenant Not to Compete, which stipulates that for a period of two years following termination of the agreement, or one year following the close of a transaction constituting a change of control, they will not be directly or indirectly employed by or own any business activity that is competitive with the Company or Bank. As defined in each of their employment agreements, each of the named executive officers is entitled to the severance benefits discussed herein under the heading, Potential Payments Upon Termination or Change of Control, beginning on page 19.

R. Marc Langland

The amended and restated employment agreement made and entered into between the Company, the Bank, and R. Marc Langland, our Chairman, President and Chief Executive Officer, as updated to comply with Internal Revenue Code Section 409A, reflects Mr. Langland’s current annual salary, $324,012, and his eligibility to receive, under the Incentive Plan, an annual target bonus equal to 40% of base salary, the amount payable for ambitious, but expected, results as determined by the Compensation Committee and the Board. The annual bonus may be more or less than this amount at the Compensation Committee’s and the Board’s discretion but may not exceed the maximum of 50% of annual base salary. Mr. Langland is entitled to receive an annual contribution equal to 20% of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Compensation Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs. Mr. Langland’s employment agreement also provides for his participation in the Company’s SERDCP which is designed to provide the Bank with key man insurance protection for $2.5 million and a future retirement benefit for Mr. Langland.

Joseph M. Schierhorn

The amended and restated employment agreement made and entered into between the Company, the Bank, and Joseph M. Schierhorn, our Executive Vice President and Chief Financial Officer and Compliance Manager, as updated to comply with Internal Revenue Code Section 409A, reflects Mr. Schierhorn’s current annual salary, $225,008, and his eligibility to receive, under the Company’s Incentive Plan, an annual target bonus equal to 30% of base salary, the amount payable for ambitious, but expected, results as determined by the Compensation Committee and the Board. The bonus may be more or less than this amount at the Compensation Committee’s and the Board’s discretion but may not exceed the maximum of 40% of base salary.

The Compensation Committee, at its discretion, deemed it appropriate that Mr. Schierhorn’s entitlement to receive an annual contribution in an amount equal to 5% of annual base salary be adjusted to receive an annual contribution in an amount equal to 15% of annual base salary effective January 1, 2009 in accordance with the Company’s SERP, which may be adjusted at the Compensation Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs. Mr. Schierhorn’s agreement also provides for his participation in the Company’s SERDCP which is designed to provide the Bank with key man insurance protection for $1 million and a future retirement benefit for Mr. Schierhorn.

Christopher N. Knudson

The amended and restated employment agreement made and entered into between the Company, the Bank, and Christopher N. Knudson, our Executive Vice President and Chief Operating Officer, as updated to comply with Internal Revenue Code Section 409A, reflects Mr. Knudson’s current annual salary, $234,610, and his eligibility to receive, under the Company’s Incentive Plan, an annual target bonus equal to 30% of base salary, the amount payable for ambitious, but expected, results as determined by the Committee and the Board. The bonus may be more or less than this amount at the Committee’s and the Board’s discretion but may not exceed the maximum of 40% of base salary. Mr. Knudson is entitled to receive an annual contribution equal to 15% of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs. Mr. Knudson’s agreement also provides for his participation in the Company’s SERDCP which is designed to provide the Bank with key man insurance protection for $2,230,000 and a future retirement benefit for Mr. Knudson.

Joseph M. Beedle

The amended and restated employment agreement made and entered into between the Company, the Bank, and Joseph M. Beedle, our Executive Vice President and Chief Lending Officer, as updated to comply with Internal Revenue Code Section 409A, reflects Mr. Beedle’s current annual salary, $225,018, and his eligibility to receive, under the Company’s Incentive Plan, an annual target bonus equal to 30% of base salary, the amount payable for ambitious, but expected, results as determined by the Committee and the Board. The bonus may be more or less than this amount at the Committee’s and the Board’s discretion but may not exceed the maximum of 40% of base salary.

The Compensation Committee, at its discretion, deemed it appropriate that Mr. Beedle’s entitlement to receive an annual contribution in an amount equal to 10% of annual base salary be adjusted to receive an annual contribution in an amount equal to 15% of annual base salary effective January 1, 2009 in accordance with the Company’s SERP, which may be adjusted at the Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs. Mr. Beedle’s agreement also provides for his participation in the Company’s SERDCP which is designed to provide the bank with key man insurance protection for $2 million and a future retirement benefit for Mr. Beedle.

Steven L. Hartung

The employment agreement made and entered into between the Company, the Bank, and Steven L. Hartung, our Executive Vice President and Quality Assurance Officer, reflects Mr. Hartung’s current annual salary, $180,187, and his eligibility to receive, under the Company’s Incentive Plan, an annual target bonus equal to 30% of base salary, the amount payable for ambitious, but expected, results as determined by the Committee and the Board. The bonus may be more or less than this amount at the Committee’s and the Board’s discretion but may not exceed the maximum of 40% of base salary. Mr. Hartung is entitled to receive an annual contribution equal to 25% of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs.

Potential Payments Upon Termination or Change in Control

If the Company or the Bank is subjected to a change of control, any outstanding stock option grants or stock awards, according to the provisions of those agreements, held by the named executive officers would not automatically vest, if the awards were not assumed by or replaced with comparable awards by the successor company, in which case the Compensation Committee may, in its sole discretion, immediately vest all shares. As provided by the agreement, if the Company terminates each of the named executive officer’s employment on account of any mental or physical disability that prevents him from performing his duties, then he is entitled to one lump sum payment, on the first day of the month following a period of six months after employment was terminated, of all base salary earned and reimbursable expenses incurred through the termination date and a pro rata portion of any annual target bonus for the year of termination, as well as full base salary and health and dental insurance benefits provided, at the Company’s expense, for one year following the termination date. If the named executive officer’s employment agreement is terminated due to his death, under the terms of the agreement, his beneficiaries will receive that portion of his base salary that otherwise would have been paid to him for the month in which his death occurred and any other amounts due him pursuant to the Company’s pension plan, any supplemental deferred compensation plan, and any other death, insurance, employee benefit plan or stock benefit plan provided to him by the Company according to the terms of the respective plans.

The following summaries set forth potential payments payable to our named executive officers in the event of termination of their employment or a change of control of the Company or the Bank under the provisions of their employment agreements that became effective January 1, 2009 for Messrs. Langland, Schierhorn, Knudson, Beedle and Hartung, respectively, and under the Company’s executive Incentive Plan. The discussions are based upon the following assumptions: (1) the actual bonus amount would be the target award amount reported as a non-equity incentive plan award in the Grants of Plan Based Awards table; and (2) the closing price of the Company’s common stock on December 31, 2008 at $10.21/share.

R. Marc Langland

If the Company terminates Mr. Langland’s employment without cause, or if he terminates his employment for good reason, the Company shall pay him, according to terms of the agreement, in a lump sum: (i) all base salary earned and all reimbursable expenses incurred under the agreement through his termination date, plus a pro rata portion of any annual target bonus for the year of termination, payable no later than 45 days following termination date; and (ii) an amount equal to one times his highest base salary over the prior three years, plus an amount equal to one times the target bonus or one times the average bonus paid over the prior three years, whichever is greater, payable on the first day of the month following a period of six months after the termination of his employment, or sooner pursuant to applicable Internal Revenue Code. Mr. Langland is also entitled to the continuation of health and insurance benefits for 18 months following the termination date of his agreement. In the event the Company or the Bank is subjected to a change of control and the employer terminates Mr. Langland’s employment without cause or Mr. Langland terminates his employment for good reason within 730 days of the change of control, then Mr. Langland is entitled to payment, in a lump sum, of all base salary earned and all reimbursable expenses incurred through the termination date and a pro rata portion of any annual target bonus for the year of termination no later than 45 days after his termination date. Mr. Langland is also entitled to an amount equal to one times his highest base salary over the prior three years, plus an amount equal to one times the target bonus or one times the average bonus paid over the prior three years, whichever is greater, to be paid on the first day of the month following a period of six months after the termination of employment or sooner, pursuant to applicable Internal Revenue Code.

Based upon the assumption that Mr. Langland’s employment agreement was terminated under each of these circumstances on December 31, 2008, the payments and benefits have an estimated value of:

Potential Payments Upon Termination/Change of Control

			Cash
Name	Salary	Bonus	Severance	Benefits

R. Marc Langland
Term by Employer Without Cause	$9,969	$0	453,600	$28,818
By Executive For Good Reason	$9,969	$0	453,600	$28,818
Term by Employer for Cause	$9,969	$0	$0	$0
By Executive Without Good Reason	$9,969	$0	$0	$0
Change in Control:
Without Cause	$9,969	$0	453,600	$28,818
For Good Reason within 730 days of change in control	$9,969	$0	453,600	$28,818
Death	$9,969	$0	$0	2,134,474
Disability	$9,969	$0	$96,000	$19,212

Joseph M. Schierhorn

If the Company terminates Mr. Schierhorn’s employment without cause, or if he terminates his employment for good reason, the Company shall pay him, according to terms of the agreement, in a lump sum: (i) all base salary earned and all reimbursable expenses incurred under the agreement through his termination date, plus a pro rata portion of any annual target bonus for the year of termination, payable no later than 45 days following termination date; and (ii) an amount equal to two times his highest base salary over the prior three years, plus an amount equal to two times the target bonus or two times the average bonus paid over the prior three years, whichever is greater, payable on the first day of the month following a period of six months after termination of his employment, or sooner pursuant to applicable Internal Revenue Code. Mr. Schierhorn is also entitled to the continuation of health and insurance benefits for 18 months following the termination of his agreement. In the event the Company or the Bank is subjected to a change of control and the employer terminates Mr. Schierhorn’s employment without cause or Mr. Schierhorn terminates his employment for good reason within 730 days of the change of control, then Mr. Schierhorn is entitled to payment, in a lump sum, of all base salary earned and all reimbursable expenses incurred through the termination date and a pro rata portion of any annual target bonus for the year of termination, no later than 45 days after his termination date. Mr. Schierhorn is also entitled to an amount equal to two times his highest base salary over the prior three years, plus an amount equal to two times the target bonus or two times the average bonus paid over the prior three years, whichever is greater, to be paid on the first day of the month following a period of six months after the termination of employment or sooner, pursuant to applicable Internal Revenue Code.

Based upon the assumption that Mr. Schierhorn’s employment agreement was terminated under each of these circumstances on December 31, 2008, the payments and benefits have an estimated value of:

Potential Payments Upon Termination/Change of Control

			Cash
Name	Salary	Bonus	Severance	Benefits

Joseph M. Schierhorn
Term by Employer Without Cause	$6,923	$0	$585,000	$37,476
By Executive For Good Reason	$6,923	$0	$585,000	$37,476
Term by Employer for Cause	$6,923	$0	$0
By Executive Without Good Reason	$6,923	$0	$0
Change in Control:
Without Cause	$6,923	$0	$585,000	$37,476
For Good Reason within 730 days of change in control	$6,923	$0	$585,000	$37,476
Death	$6,923	$0	$0	$568,771
Disability	$6,923	$0	$90,000	$24,984

Christopher N. Knudson

If the Company terminates Mr. Knudson’s employment without cause, or if he terminates his employment for good reason, the Company shall pay him, according to terms of the agreement, in a lump sum: (i) all base salary earned and all reimbursable expenses incurred under the agreement through his termination date, plus a pro rata portion of any annual target bonus for the year of termination, payable no later than 45 days following termination date; and (ii) an amount equal to two times his highest base salary over the prior three years, plus an amount equal to two times the target bonus or two times the average bonus paid over the prior three years, whichever is greater, payable on the first day of the month following a period of six months after the termination of his employment, or sooner pursuant to applicable Internal Revenue Code. Mr. Knudson is also entitled to the continuation of health and dental insurance benefits for 18 months at the Company’s expense following the termination date of his agreement. In the event the Company or the Bank is subjected to a change of control and the employer terminates Mr. Knudson’s employment without cause or Mr. Knudson terminates his employment for good reason within 730 days of the change of control, then Mr. Knudson is entitled to payment, in a lump sum, of all base salary earned and all reimbursable expenses incurred through the termination date and a pro rata portion of any annual target bonus for the year of termination, no later than 45 days after his termination date. Mr. Knudson is also entitled to an amount equal to two times his highest base salary over the prior three years, plus an amount equal to two times the target bonus or two times the average bonus paid over the prior three years, whichever is greater, to be paid on the first day of the month following a period of six months after the termination of employment or sooner, pursuant to applicable Internal Revenue Code.

Based upon the assumption that Mr. Knudson’s employment agreement was terminated under each of these circumstances on December 31, 2008, the payments and benefits have an estimated value of:

Potential Payments Upon Termination/Change of Control

			Cash
Name	Salary	Bonus	Severance	Benefits

Christopher N. Knudson
Term by Employer Without Cause	$7,219	$0	$609,986	$37,476
By Executive For Good Reason	$7,219	$0	$609,986	$37,476
Term by Employer for Cause	$7,219	$0	$0	$0
By Executive Without Good Reason	$7,219	$0	$0	$0
Change in Control:
Without Cause	$7,219	$0	$609,986	$37,476
For Good Reason within 730 days of change in control	$7,219	$0	$609,986	$37,476
Death	$7,219	$0	$0	$1,043,771
Disability	$7,219	$0	$93,844	$24,984

Joseph M. Beedle

If the Company terminates Mr. Beedle’s employment without cause, or if he terminates his employment for good reason, the Company shall pay him, according to terms of the agreement, in a lump sum: (i) all base salary earned and all reimbursable expenses incurred under the agreement through his termination date, plus a pro rata portion of any annual target bonus for the year of termination, payable no later than 45 days following his termination date; and (ii) an amount equal to two times his highest base salary over the prior three years, plus an amount equal to two times the target bonus or two times the average bonus paid over the prior three years, whichever is greater, payable on the first day of the month following a period of six months after the termination of his employment, or sooner pursuant to Internal Revenue Code. Mr. Beedle is also entitled to the continuation of health and dental insurance benefits for 18 months at the Company’s expense following the termination date of his agreement. In the event the Company or the Bank is subjected to a change of control and the employer terminates Mr. Beedle’s employment without cause or Mr. Beedle terminates his employment for good reason within 730 days of the change of control, then Mr. Beedle is entitled to payment, in a lump sum, of all base salary earned and all reimbursable expenses incurred through the termination date and a pro rata portion of any annual target bonus for the year of termination no later than 45 days after his termination date. Mr. Beedle is also entitled to an amount equal to two times his highest base salary over the prior three years, plus an amount equal to two times the target bonus or two times the average bonus paid over the prior three years, whichever is greater, to be paid on the first day of the month following a period of six months after termination of his employment or sooner, pursuant to applicable Internal Revenue Code.

Based upon the assumption that Mr. Beedle’s employment agreement was terminated under each of these circumstances on December 31, 2008, the payments and benefits have an estimated value of:

Potential Payments Upon Termination/Change of Control

			Cash
Name	Salary	Bonus	Severance	Benefits

Joseph M. Beedle
Term by Employer Without Cause	$6,923	$0	$585,000	$28,818
By Executive For Good Reason	$6,923	$0	$585,000	$28,818
Term by Employer for Cause	$6,923	$0	$0	$0
By Executive Without Good Reason	$6,923	$0	$0	$0
Change in Control:
Without Cause	$6,923	$0	$585,000	$28,818
For Good Reason within 730 days of change in control	$6,923	$0	$585,000	$28,818
Death	$6,923	$0	$0	$575,700
Disability	$6,923	$0	$90,000	$19,212

Steven L. Hartung

If the Company terminates Mr. Hartung’s employment without cause, the Company shall pay him, according to terms of the agreement, in a lump sum: (i) all base salary earned and all reimbursable expenses incurred under the agreement through his termination date, plus a pro rata portion of any annual target bonus for the year of termination, payable no later than 45 days following his termination date; and (ii) an amount equal to two times his highest base salary over the prior three years, plus an amount equal to two times the target bonus or two times the average bonus paid over the prior three years, whichever is greater, payable on the first day of the month following a period of six months after termination of employment, or sooner pursuant to Internal Revenue Code. Mr. Hartung is also entitled to the continuation of health and dental insurance benefits for 18 months at the Company’s expense following the termination date of his agreement. In the event the Company or the Bank is subjected to a change of control and the employer terminates Mr. Hartung’s employment without cause within 730 days of the change of control, then Mr. Hartung is entitled to payment, in a lump sum, of all base salary earned and all reimbursable expenses incurred through the termination date and a pro rata portion of any annual target bonus for the year of termination no later than 45 days after his termination date. Mr. Hartung is also entitled to an amount equal to two times his highest base salary over the prior three years, plus an amount equal to two times the target bonus or two times the average bonus paid over the prior three years, whichever is greater, to be paid on the first day of the month following a period of six months after termination of his employment or sooner, pursuant to applicable Internal Revenue Code.

Based upon the assumption that Mr. Hartung’s employment agreement was terminated under each of these circumstances on December 31, 2008, potential payments and benefits have an estimated value of:

Potential Payments Upon Termination/Change of Control

			Cash
Name	Salary	Bonus	Severance	Benefits

Steven L. Hartung
Term by Employer Without Cause	$5,544	$0	$468,484	$28,818
By Executive For Good Reason	$5,544	$0	$468,484	$28,818
Term by Employer for Cause	$5,544	$0	$0	$0
By Executive Without Good Reason	$5,544	$0	$0	$0
Change in Control:
Without Cause	$5,544	$0	$468,484	$28,818
For Good Reason within 730 days of change in control	$5,544	$0	$468,484	$28,818
Death	$5,544	$0	$0	$100,133
Disability	$5,544	$0	$72,074	$19,212

Grants of Plan-Based Awards

The Compensation Committee approved awards under our Incentive Plan and awarded stock options and restricted stock grants under our 2004 Plan to our named executive officers during 2008. Set forth below is information regarding awards granted during 2008:

GRANTS OF PLAN-BASED AWARDS

					All Other	All Other	Exercise	Grant Date
					Stock Awards:	Option Awards:	or Base	Fair
					Number of	Number of	Price of	Value of
		Estimated Future Payouts Under Non-Equity			Shares of	Securities	Option	Stock and
		Incentive Plan Awards			Stock or	Underlying	Awards	Option
	Grant	Threshold	Target ($)	Maximum	Units (#)	Options (#)	($/Sh)	Awards ($)
Name	Date	($)	(1)	($)	(2)	(3)	(4)	(5)

R. Marc Langland	11/5/2008	—	—	—	2,693	6,609	$12.74	$59,027
Joseph M. Schierhorn	11/5/2008	—	—	—	2,068	3,341	$12.74	$38,841
Christopher N. Knudson	11/5/2008	—	—	—	1,591	2,570	$12.74	$29,881
Joseph M. Beedle	11/5/2008	—	—	—	2,068	3,341	$12.74	$38,841
Steven L. Hartung	11/5/2008				2,068	3,341	$12.74	$38,841

(1)	Amounts represent payouts to the executives as determined under the Company’s Incentive Plan for 2008 performance that would have been paid in 2009 as approved by the Compensation Committee. However, all criteria did not meet the minimum threshold required to generate an award and no amounts will be paid in 2009 to the named executive officers for 2008 performance under the Incentive Plan. See Non-Equity Incentive Plan Compensation and Employment Agreements herein this Proxy Statement.

(2)	Represents the number of Restricted Stock Units granted to each of the named executive officers on November 5, 2008.

(3)	Represents the number of stock options granted to each of the named executive officers on November 5, 2008.

(4)	Represents the per share exercise price, which is the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant, November 5, 2008.

(5)	Represents the aggregate total of the number of Restricted Stock Units valued at the closing price of the Company’s stock on date of grant per unit plus the grant date fair value of the number of option shares using a Black-Scholes option pricing model.

Executive Incentive Plan  The dollar values reflected in the above table as to estimated future payouts under the Company’s non-equity Incentive Plan to the named executives are based on the formula driven methodology applied to determine the annual cash incentive payouts to plan participants recommended by the Chief Executive Officer. As discussed under “Performance Based Annual Bonus”, no annual cash incentive bonus awards were granted to Incentive Plan Participants in 2008.

According to the provisions of the Incentive Plan, the Compensation Committee reviews and approves, subject to the Board’s further approval, the annual cash bonus incentive opportunity for the Chief Executive Officer. The Chief Executive Officer’s cash incentive award is calculated according to the same methodology and same criteria currently prescribed under the Incentive Plan and applied to determining the cash incentive awards to all plan participants. Also, it is the Committee’s practice to measure the Company’s fiscal performance for the given year compared to the previous year, the Chief Executive Officer’s leadership in achieving the Company’s strategic goals, and the level of the Chief Executive Officer’s compensation as compared to like positions within the financial services industry. According to competitive comparisons of target award information provided in the Towers Perrin Financial Services Survey of like positions provided to the Compensation Committee in November 2005 by Frederick W. Cook & Co., Inc,. the Company’s target bonus as a percentage of annual salary, 30% for the Chief Executive Officer, was below the median.

The Compensation Committee and the Board, under the Incentive Plan, may make discretionary adjustments to the Chief Executive’s cash incentive award as deemed appropriate.

2004 Employee Stock Incentive Plan  The provisions of the 2004 Plan under which the above grants were made permit the Compensation Committee, with the assistance of legal counsel, flexibility in determining the terms of the stock option agreements and letter agreements for stock and restricted units granted, respectively, as related to the death, disability, retirement and termination of the employee, and in the event of a change in control.

Shares Available for Issuance

The 2004 Plan provides that, of the pool of 300,000 shares available, subject to adjustments for any stock splits, stock dividends, or other changes in the capitalization of the Company, a maximum of 75,000 shares will be available for incentive stock options and a maximum of 200,000 shares will be available for grants of restricted stock, restricted units, performance shares and performance units.

Stock Options

The 2004 Plan provides that the exercise price of incentive stock options and nonqualified stock options or any other awards as set by the Compensation Committee shall in no event be less than 100% of the fair market value of the shares at the close of business on the date of grant. Outstanding options may not be repriced without shareholder approval. All options granted under the 2004 Plan will expire not more than 10 years from the date of grant, except in the case of nonqualified stock options which may be subject to a shorter or longer period of time established by the Compensation Committee. Each option is exercisable subject to the vesting schedule determined by the Compensation Committee. The exercise price for shares purchased upon the exercise of an option must be paid in cash or such other consideration, including shares of the Company’s common stock, as the Compensation Committee deems acceptable.

Stock Awards

Stock awards are earned and vest over a period of at least three years and can be governed by such conditions, restrictions and contingencies as the Compensation Committee can determine at its discretion, conditions such as continuous service and/or the achievement of performance goals. The stock awards will be in the form of restricted stock, restricted units, performance shares and performance units.

Stock Appreciation Rights

The 2004 Plan also authorizes the grants of stock appreciation rights, which are grants of rights that entitle the holder to payment equal to the difference between the fair market value of a share at the time of grant versus the fair market value at the time the stock appreciation right is exercised. Stock appreciation rights may be granted in connection with options or separately. Similarly, the 2004 Plan authorizes the grant of dividend equivalent rights, either in connection with other awards (particularly stock awards and stock appreciation rights) or separately.

Administration

Historically, it has been the Compensation Committee’s overall practice to consider and grant stock based incentives to employees in the fourth quarter of the Company’s fiscal year. In the fourth quarter of 2008, the Compensation Committee, as in the past, analyzed and considered, the estimated impact of proposed grants on the Company’s income statement, as well as the potential dilution from options outstanding and available for future grant. The Compensation Committee also took into account total stock awards granted as a percentage of fully diluted shares outstanding and compared that amount to data provided by Frederic W. Cook & Co. Inc. as to the 2004 median for peer group consisting of 14 banking organizations similar to the Company in asset size, many of which the consultant used in prior years: Cascade Financial, Sierra Bancorp, Chester Valley Bancorp, Pennsylvania Commerce, North Valley Bancorp, PAB Bankshares, Fidelity Bancorp, GB&T Bancshares, EFC Bancorp, Peoples BancTrust, MetroCorp Bancshares, Cass Information Systems, Colony Bancorp, and Ohio Valley Banc. The Compensation Committee determined that the Company’s shares granted as a percent of fully diluted shares outstanding in November 2008 was 0.89% as compared to an average of 1.30%, for the median for the peer group noted above.

Amendment and Termination

The 2004 Plan may be modified, amended or terminated by the Board, except that shareholder approval is required for any amendment which increases the number of shares subject to the 2004 Plan other than in the cases of certain automatic adjustments such as changes in capitalization, which increases or expands the category of eligible recipients, or whenever applicable law requires that a proposed amendment of the 2004 Plan receive shareholder approval. The Board or Compensation Committee may amend the terms and conditions of outstanding stock options as long as such amendments do not terminate the option or otherwise adversely affect the holders of such stock options without the holders’ consent.

Securities Authorized for Issuance Under Equity Compensation Plans

Number of Securities
Remaining Available
for Future Issuance
	Number of		Under Equity
	Securities to be	Weighted-Average	Compensation Plans
	Issued Upon Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in Column
Plan Category	Warrants and Rights	Warrants and Rights	(a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	493,894	$13.16	63,298
Equity compensation plans not approved by security holders	—	—	—

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity award holdings, as adjusted for dividends, held by our named executive officers as of December 31, 2008:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive
			Plan Awards:					Equity Incentive	Plan Awards:
		Number of	Number of					Plan Awards:	Market or
	Number of	Securities	Securities					Number of	Payout Value of
	Securities	Underlying	Underlying			Number of	Market Value of	Unearned	Unearned
	Underlying	Unexercised	Unexercised			Shares or	Shares or Units	Shares, Units or	Shares, Units or
	Unexercised	Options (#)	Unearned	Option	Option	Units of Stock	of Stock That	Other Rights	Other Rights
	Options (#)	Unexerciseable	Options	Exercise Price	Expiration	That Have Not	Have Not	That Have Not	That Have Not
Name	Exerciseable	(1)	(#)	($)	Date	Vested (#)(2)	Vested ($)	Vested (#)	Vested ($)

R. Marc Langland	—	6,609	—	$12.74	1/5/2018	6,227	$64,076	—	—
	1,880	3,762	—	$23.00	11/1/2017	—	—	—	—
	3,306	1,653	—	$25.94	11/1/2016	—	—	—	—
	7,556		—	$22.30	11/3/2015	—	—	—	—
	7,919	—	—	$20.96	12/15/2014	—	—	—	—
	13,230	—	—	$12.70	4/3/2013	—	—	—	—
	15,766	—	—	$11.31	10/4/2011	—	—	—	—
	15,766	—	—	$7.17	10/5/2010	—	—	—	—
	4,554	—	—	$7.56	10/7/2009	—	—	—	—

(1)	The number of securities underlying unexercised options unexerciseable as of December 31, 2008 total 12,024 in the aggregate and vest as follows:

November 1, 2009	3,534
November 5, 2009	2,203
November 1, 2010	1,881
November 5, 2010	2,203
November 5, 2011	2,203

(2)	The number of shares or units of stock that have not vested as of December 31, 2008 total 6,227 in the aggregate and vest as follows:

November 1, 2009	1,653
November 1, 2010	1,881
November 1, 2011	2,693

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive
			Plan Awards:					Equity Incentive	Plan Awards:
			Number of					Plan Awards:	Market or
	Number of	Number of	Securities					Number of	Payout Value of
	Securities	Securities	Underlying			Number of	Market Value of	Unearned	Unearned
	Underlying	Underlying	Unexercised	Option		Shares or	Shares or Units	Shares, Units or	Shares, Units or
	Unexercised	Unexercised	Unearned	Exercise	Option	Units of Stock	of Stock That	Other Rights	Other Rights
	Options (#)	Options (#)	Options	Price	Expiration	That Have Not	Have Not	That Have Not	That Have Not
Name	Exerciseable	Unexerciseable(1)	(#)	($)	Date	Vested (#)(2)	Vested ($)	Vested (#)	Vested ($)

Joseph M. Schierhorn	—	3,341	—	$12.74	11/5/2018	4,175	$42,961	—	—
	1,307	2,615	—	$23.00	11/1/2017	—	—	—	—
	1,599	800	—	$25.94	11/1/2016	—	—	—	—
	3,358	—	—	$22.30	11/3/2015	—	—	—	—
	3,050	—	—	$20.96	12/15/2014	—	—	—	—
	8,269	—	—	$12.70	4/3/2013	—	—	—	—
	6,064	—	—	$11.31	10/4/2011	—	—	—	—
	3,638	—	—	$7.17	10/5/2010	—	—	—	—
	4,457	—	—	$7.56	10/7/2009	—	—	—	—

(1)	The number of securities underlying unexercised options unexerciseable as of December 31, 2008 total 6,757 in the aggregate and vest as follows:

November 1, 2009	2,108
November 5, 2009	1,114
November 1, 2010	1,307
November 5, 2010	1,114
November 5, 2011	1,114

(2)	The number of shares or units of stock that have not vested as of December 31, 2008 total 4,175 in the aggregate and vest as follows:

November 1, 2009	800
November 1, 2010	1,307
November 5, 2011	2,068

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive
			Plan Awards:					Equity Incentive	Plan Awards:
		Number of	Number of					Plan Awards:	Market or
	Number of	Securities	Securities					Number of	Payout Value of
	Securities	Underlying	Underlying			Number of	Market Value of	Unearned	Unearned
	Underlying	Unexercised	Unexercised	Option		Shares or	Shares or Units	Shares, Units or	Shares, Units or
	Unexercised	Options (#)	Unearned	Exercise	Option	Units of Stock	of Stock That	Other Rights	Other Rights
	Options (#)	Unexerciseable	Options	Price	Expiration	That Have Not	Have Not	That Have Not	That Have Not
Name	Exerciseable	(1)	(#)	($)	Date	Vested (#)(2)	Vested ($)	Vested (#)	Vested ($)

Christopher N. Knudson	—	2,570	—	$12.74	11/5/2018	3,397	$34,955	—	—
	1,006	2,011	—	$23.00	11/1/2017	—	—	—	—
	1,599	800	—	$25.94	11/1/2016	—	—	—	—
	3,358	—	—	$22.30	11/3/2015	—	—	—	—
	4,106	—	—	$20.96	12/15/2014	—	—	—	—
	10,474	—	—	$12.70	4/3/2013	—	—	—	—
	10,309	—	—	$11.31	10/4/2011	—	—	—	—
	10,308	—	—	$7.17	10/5/2010	—	—	—	—
	11,460	—	—	$7.56	10/7/2009	—	—	—	—

(1)	The number of securities underlying unexercised options unexerciseable as of December 31, 2008 total 5,380 in the aggregate and vest as follows:

November 1, 2009	1,806
November 5, 2009	856
November 1, 2010	1,006
November 5, 2010	856
November 5, 2011	856

(2)	The number of shares or units of stock that have not vested as of December 31, 2008 total 3,397 in the aggregate and vest as follows:

November 1, 2009	800
November 1, 2010	1,006
November 5, 2011	1,591

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive
			Plan Awards:					Equity Incentive	Plan Awards:
		Number of	Number of					Plan Awards:	Market or
	Number of	Securities	Securities					Number of	Payout Value of
	Securities	Underlying	Underlying			Number of	Market Value of	Unearned	Unearned
	Underlying	Unexercised	Unexercised			Shares or	Shares or Units	Shares, Units or	Shares, Units or
	Unexercised	Options (#)	Unearned	Option	Option	Units of Stock	of Stock That	Other Rights	Other Rights
	Options (#)	Unexerciseable	Options	Exercise Price	Expiration	That Have Not	Have Not	That Have Not	That Have Not
Name	Exerciseable	(1)	(#)	($)	Date	Vested (#)(2)	Vested ($)	Vested (#)	Vested ($)

Joseph M. Beedle	—	3,341	—	$12.74	11/5/2018	5,829	$59,980	—	—
	1,307	2,615	—	$23.00	11/1/2017	—	—	—	—
	1,599	800	—	$25.94	11/1/2016	—	—	—	—

(1)	The number of securities underlying unexercised options unexerciseable as of December 31, 2008 total 6,756 in the aggregate and vest as follows:

November 1, 2009	2,107
November 5, 2009	1,114
November 1, 2010	1,307
November 5, 2010	1,114
November 5, 2011	1,114

(2)	The number of shares or units of stock that have not vested as of December 31, 2008 total 5,829 in the aggregate and vest as follows:

May 15, 2009	1,654
November 1, 2009	800
November 1, 2010	1,307
November 5, 2011	2,068

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

			Equity Incentive						Equity Incentive
			Plan Awards:					Equity Incentive	Plan Awards:
		Number of	Number of					Plan Awards:	Market or
	Number of	Securities	Securities					Number of	Payout Value of
	Securities	Underlying	Underlying			Number of	Market Value of	Unearned	Unearned
	Underlying	Unexercised	Unexercised			Shares or	Shares or Units	Shares, Units or	Shares, Units or
	Unexercised	Options (#)	Unearned	Option	Option	Units of Stock	of Stock That	Other Rights	Other Rights
	Options (#)	Unexerciseable	Options	Exercise Price	Expiration	That Have Not	Have Not	That Have Not	That Have Not
Name	Exerciseable	(1)	(#)	($)	Date	Vested (#)(2)	Vested ($)	Vested (#)	Vested ($)

Steven L. Hartung	—	3,341	—	$12.74	11/5/2018	5,278	$54,311	—	—
	1,307	2,615	—	$23.00	11/14/2017	—	—	—	—
	1,599	800	—	$25.94	11/1/2016	—	—	—	—

(1)	The number of securities underlying unexercised options unexerciseable as of December 31, 2008 total 6,756 in the aggregate and vest as follows:

November 1, 2009	2,107
November 5, 2009	1,114
November 1, 2010	1,307
November 5, 2010	1,114
November 5, 2011	1,114

(2)	The number of shares or units of stock that have not vested as of December 31, 2008 total 5,278 in the aggregate and vest as follows:

January 6, 2009	1,103
November 1, 2009	800
November 1, 2010	1,307
November 5, 2011	2,068

Option Exercises and Stock Vested

The following table summarizes the aggregate amount of options exercised during the last fiscal year, and the value realized thereon held by our named executive officers during 2008.

Restricted Stock Units granted on November 3, 2005 became fully vested on November 3, 2008. The number of shares listed, as adjusted for dividends, in the following table represent the number of shares delivered to each executive officer and valued at the fair market value of the Company’s stock at the close of business on November 3, 2008.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)	on Vesting (#)	on Vesting ($)
(a)	(b)	(c)	(d)	(e)

R. Marc Langland	31,224	$312,455	1,426	$18,889
Joseph M. Schierhorn	2,521	$14,723	634	$8,402
Christopher N. Knudson	—	—	634	$8,402
Joseph M. Beedle	—	—	—	—
Steven L. Hartung	—	—	—	—

Pension Benefits

The Company does not sponsor or have any provisions under which the named executive officers can participate or have account balances in qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

The following table summarizes the activity related to our nonqualified deferred compensation arrangement during 2008:

NONQUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate
	Contributions in	Contributions	Earnings in	Withdrawls/	Aggregate Balance
	Last FY ($)	in Last FY ($)	Last FY ($)	Distributions	at Last FYE ($)
Name	(1)	(2) (5)	(3) (6)	($)	(4)
(a)	(b)	(c)	(d)	(e)	(f)

R. Marc Langland	—	$157,313	$(201,801)	—	$2,015,088
Joseph M. Schierhorn	—	$56,042	$(64,229)	—	$198,204
Christopher N. Knudson	—	$90,787	$(85,975)	—	$624,741
Joseph M. Beedle	—	$111,698	$(64,397)	—	$185,221
Steven L. Hartung	—	$44,414	$3,617	—	$90,193

(1)	None of the named executive officers made contributions under the Company’s DCP for 2008.

(2)	Includes $64,802, $11,042, $35,077, $22,171, and $44,414 in contributions to the SERP for Messrs. Langland, Schierhorn, Knudson, Beedle, and Hartung, respectively, in 2008. Includes $92,511, $45,000, $55,710, and $89,527, in contributions to the Company’s SERDCP through payment of annual premiums on variable adjustable life insurance policies in 2008 for Messrs. Langland, Schierhorn, Knudson, and Beedle, respectively, for 2008.

(3)	Includes earnings of $22,024 on Mr. Langland’s contributions under the DCP for 2008. Includes earnings of $59,035, $2,470, $19,834, $2,802, and $3,617 under the SERP for Messrs. Langland, Schierhorn, Knudson, Beedle, and Hartung, respectively. Reflects losses of $282,860, $66,699, $105,809, and $67,199 for Messrs. Langland, Schierhorn, Knudson, and Beedle, respectively, under the SERDCP for 2008.

(4)	Includes $453,013 in Mr. Langland’s plan asset balance under the Company’s DCP for 2008. Includes $1,165,361, $52,671, $397,671, $64,200, and $90,193 for Messrs. Langland, Schierhorn, Knudson, Beedle, and Hartung, respectively, in plan asset balances under the SERP. Includes $396,714, $145,533, $227,070, and $121,021 in plan asset balances for Messrs. Langland, Schierhorn, Knudson, and Beedle, respectively, under the SERDCP for 2008.

(5)	In reference to the amount reported in the contributions columns (b) and (c) above, these amounts were reported as compensation in the Summary Compensation Table for the fiscal year ended December 31, 2008.

(6)	A portion of the named executives’ earnings noted in column (d), under the plans in which they are participants, are reported as excess earnings for the fiscal year ended December 31, 2008 under the column in the Summary Compensation Table, Change in Pension Value and Nonqualified Deferred Compensation Earnings with excess earnings identified by footnote to the table.

Director Compensation

Directors who are Company employees receive no additional fee for service as a director. Except for Messrs. Langland and Knudson, the eight remaining named directors are non-officers of the Company and the Bank. In 2008, non-officer directors were entitled to the payment of $750 for each Board meeting attended and for attendance at each meeting of the committees on which they served, with the exception of the chairpersons of the Audit and Compensation Committees who received $1,500 and $1,125, respectively, for each committee meeting attended. In addition, non-officer directors received a $5,000 annual cash retainer and an additional $5,000 for the purchase of the Company’s common stock on the open market, payable following our Annual Shareholders’ meeting.

The following table sets forth a summary of the compensation we paid to our non-management directors in 2008:

DIRECTOR COMPENSATION

	Fees Earned or
	Paid in Cash	Total
Name	($)	($)

Larry S. Cash	$19,750	$19,750
Mark G. Copeland	$28,000	$28,000
Ronald A. Davis	$23,125	$23,125
Anthony Drabek	$17,500	$17,500
Richard L. Lowell	$41,150	$41,150
Irene Sparks Rowan	$15,250	$15,250
John C. Swalling	$21,250	$21,250
David G. Wight	$21,250	$21,250

In November 2008, the Compensation Committee approved and the Board of Directors further approved, to be effective January 1, 2009, the $150 increase in the fee paid for each board meeting attended from $750 to $900 and the $5,000 increase in the additional cash from $5,000 to $10,000 to be used for the purchase of the Company’s stock in the open market and payable following our Annual Shareholders’ meeting. Both changes were recommended by consultant, Frederic W. Cook & Co., Inc. The Committee determined that the current $5,000 annual cash retainer, also payable following our Annual Shareholders’ meeting should remain unchanged. These increases would bring the Company’s non-employee director compensation in line with that of the median for peer group. Fees currently payable to the members of the Audit and Compensation Committees, $750 for each meeting attended with the exception of the committee chairpersons, who receive $1,500 and $1,125, respectively, will remain the same, given that the Bank’s current fees for committee meetings attended were at the 75th percentile as compared to consultant analysis of identified peer group disclosures.

Frederick W. Cook & Co., Inc. for purposes of analysis, surveyed the 2008 proxy statements of the following 15 financial institutions determined to be the Company’s peers, based upon the following similarly-sized Pacific Northwest regional banks according to total assets, net income, total employees, and market capital: West Coast Bancorp, Cascade Bancorp, AmericanWest Bancorp, Cascade Financial, PremierWest Bancorp, Horizon Financial, CityBank, Columbia BanCorp, Pacific Continental, North Valley Bancorp, Washington Banking Co., Heritage Financial, Bank of Commerce, Pacific Financial, and Cowlitz Bancorp. Prior to the above described increases in non-employee director compensation, the Company’s compensation value was determined to be ranked at the 5th percentile for board retainers, the 92nd percentile for committee fees and 8th percentile for total cash compensation, with total compensation value below the 25th percentile compared to peer group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to send reports of their ownership of the Company’s stock to the Securities and Exchange Commission. The Company believes that all Section 16(a) filing requirements that apply to its directors and executive officers were complied with for the fiscal year ending December 31, 2008, with the exception of Ronald A. Davis, whose Form 4 for one transaction in May 2008 was inadvertently filed late.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

As prescribed by regulation and specifically incorporated into the Bank’s Loan Policy, Regulation O governs loans made to or guaranteed by directors, executive officers, and principal shareholders or their related interests. As a group, these people and related interests are referred to as “insiders.” All loans subject to Regulation O, new, modified and/or increased loans to insiders, or guaranteed by insiders, are further subject to the provisions and procedures of the Bank’s Loan Policy which, in these cases, requires that, once the loan to an insider is approved by the Bank’s Loan Committee, the Executive Vice President, Chief Lending Officer, must initiate the process to obtain the further approval of a majority of the Bank’s directors who are not members of the Loan Committee, with documented director approval of those loans provided to the Board of Directors.

During 2008, certain directors and executive officers of the Company and the Bank and/or their associates were also customers of the Bank. It is anticipated that directors, executive officers, and their associates will continue to be customers of the Bank in the future. All transactions between the Bank and directors, executive officers, and their associates were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2008, the Bank had outstanding $2 million in loans to directors, and their related interests. The Bank’s unfunded loan commitments to these directors and their related interests at December 31, 2008 were $136,885.

All proposed related person transactions that are not subject to Regulation O must be presented to the Board for review, discussion, and consideration. Such transactions for the most part, following due diligence, are presented by the Chief Operating Officer, an officer in a key position, or the Chairman and Chief Executive Officer. Any interested director, after full disclosure, does not participate in the discussion related to and abstains from voting on the transaction or issue brought before the Board.

During 2008, neither the Company nor the Bank participated in transactions or currently proposed transactions with related persons that had, or expect to have, a direct or indirect material interest in an amount exceeding $120,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of March 3, 2009, by (i) each director and nominee for director of the Company; (ii) the Named Executives; (iii) all executive officers and directors of the Company as a group; and (iv) persons known to management to beneficially own more than 5% of the outstanding common stock (as adjusted for dividends):

Name and Address of	Amount and Nature of
Beneficial Owner(1)	Beneficial Ownership(2)		Percent of Class(3)

R. Marc Langland	191,568	(4)	3.0%
Larry S. Cash	4,423	(5)	—
Mark G. Copeland	14,311		—
Ronald A. Davis	8,347		—
Anthony Drabek	3,291		—
Christopher N. Knudson	82,401	(6)	1.3
Richard L. Lowell	11,240	(7)	—
Irene Sparks Rowan	4,235		—
John C. Swalling	2,305		—
David G. Wight	2,560		—
Joseph M. Beedle	20,707	(8)	—
Steven L. Hartung	8,924	(9)	—
Joseph M. Schierhorn	45,463	(10)	—
All executive officers and directors as a group (13 persons)	399,775		6.2
Columbia Management Advisors, LLC	346,798	(11)	5.5
100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, NC 28255
Hovde Capital Advisors, LLC	319,760	(12)	5.1
1826 Jefferson Place, N.W. Washington, D.C. 20036
Wedbush Inc.	406,213	(13)	6.4
1000 Wilshire Boulevard Los Angeles, CA 90017-2457

(1)	Unless otherwise provided, the address for all directors and executive officers of the Company is 3111 C Street, Anchorage, Alaska 99503.

(2)	Unless otherwise indicated, parties named exercise sole voting and investment power over the shares, subject to community property laws (where applicable).

(3)	Where beneficial ownership is less than 1% of all outstanding shares, the percentage is not reflected in the table. The percentages shown are based on 6,332,236 shares of common stock deemed to be outstanding under applicable regulations as of the date specified (including options held by such persons exercisable within 60 days).

(4)	Includes 69,975 shares which Mr. Langland has the option to purchase within 60 days of the date of this table.

(5)	Includes 940 shares held in trust for Mr. Cash’s children.

(6)	Includes 52,622 shares which Mr. Knudson has the option to purchase within 60 days of the date of this table and 438 shares held in trust for Mr. Knudson’s children.

(7)	Includes 9,840 shares held by Mr. Lowell in a family limited partnership in which Mr. Lowell is the sole general partner and disclaims beneficial ownership of shares of common stock held by the family limited partnership except to the extent of his pecuniary interest.

(8)	Includes 2,908 shares which Mr. Beedle has the option to purchase within 60 days of the date of this table.

(9)	Includes 2,908 shares which Mr. Hartung has the option to purchase within 60 days of the date of this table.

(10)	Includes 31,742 shares which Mr. Schierhorn has the option to purchase within 60 days of the date of this table, 763 shares held in trust for Mr. Schierhorn’s children, and 230 shares held by Mr. Schierhorn’s spouse to which he disclaims beneficial ownership.

(11)	Columbia Management Advisors, LLC, in its capacity as investment adviser, may be deemed to beneficially own 346,798 shares with shared voting and/or dispositive power over such shares which are held of record by its clients and disclaims any pecuniary interest.

(12)	Hovde Capital Advisors LLC, in its capacity as investment advisor, may be deemed to beneficially own 319,760 shares with sole power to dispose or to direct the disposition of such shares which are held of record by its clients and disclaims any pecuniary interest.

(13)	Includes 103,248 shares held by Edward W. Wedbush, Chairman of Wedbush Inc., and 257,768 shares held by Wedbush Inc. as to which Mr. Wedbush disclaims beneficial ownership.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The accounting firm of KPMG LLP (“KPMG”) has been engaged as the Company’s independent certified public accountant for the current year. KPMG performed the audit of the financial statements for the Company for the year ended December 31, 2008. Representatives of KPMG are expected to be present at the meeting and will have the opportunity to make a statement if they so desire. They also will be available to respond to appropriate questions.

Fees Billed By KPMG During Fiscal Years 2008 and 2007

The following table itemizes fees billed the Company by KPMG for professional services to include the audit of the Company’s annual financial statements and internal control over financial reporting for fiscal years 2008 and 2007:

	2008	2007

Audit fees:	$445,570	$316,850
Audit related fees:
Audit of Benefit Plan	22,750	19,100
Other accounting services	—	—
Tax fees:
Tax return preparation and related matters	129,700	80,250
All other fees:	—	—

Total Fees Paid	$598,020	$416,200

The Company requires that all non-audit services rendered to the Company by KPMG be approved by the Audit Committee. The Audit Committee has delegated to its chairman the authority to address requests for pre-approval of services in an amount up to an aggregate of $50,000 and the chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. In all cases, the Committee considers whether the provision of such services would impair the independence of the Company’s auditors.

COMMITTEE REPORTS

The following reports of the Audit Committee and Compensation Committee are made pursuant to the rules of the Securities and Exchange Commission and the listing standards of the National Association of Securities Dealers, Inc. (the “NASD”). These reports shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such acts.

AUDIT COMMITTEE REPORT

The Audit Committee Charter of the Company and its subsidiaries specifies that the purpose of the Committee is to assist the Board in its oversight of:

•	The integrity of the Company’s financial reporting process and financial statements and systems of internal controls;

•	The Company’s accounting practices and internal controls;

•	The independent auditor’s qualifications, independence and performance; and

•	The performance of the Company’s internal audit function.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2008 with the Company’s management and has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2008, be included in the Company’s Annual Report — 10-K for that year, for filing with the Securities and Exchange Commission.

The Audit Committee does not believe the non-audit services provided by KPMG LLP called into question KPMG LLP’s independence.

Respectfully submitted by:

Audit Committee:
Mark G. Copeland, Chairman
Richard L. Lowell
David G. Wight

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2009 Proxy Statement.

Respectfully submitted by:

Compensation Committee:
Ronald A. Davis, Chairman
Larry S. Cash
John C. Swalling

PROPOSAL 2: APPROVAL OF ARTICLES OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO AUTHORIZE PREFERRED STOCK

General

Under the Company’s existing Amended and Restated Articles of Incorporation, the Company does not have the authority to issue preferred stock. If the shareholders approve Proposal 2 to amend the Amended and Restated Articles of Incorporation, the Company will be authorized to issue 12,500,000 shares of stock, divided into 10,000,000 shares of common stock with a par value of $1.00 each, and 2,500,000 shares of preferred stock with a par value of $1.00 each. The preferred stock to be authorized (“Preferred Stock”) would have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board from time to time. As such, the Preferred Stock would be available for issuance without further action by the Company’s shareholders, except as may be required by applicable law or pursuant to the requirements of the exchange or quotation system upon which the Company’s securities are then trading or quoted.

The Board believes that the authorization of the Preferred Stock is advisable and in the best interests of the Company and its shareholders for several reasons. The authorization of Preferred Stock would permit the Board to issue such stock without shareholder approval and, thereby, provide the Company with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes. The Preferred Stock would enable the Company to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special shareholders’ meeting to approve a contemplated stock issuance. The Board believes that this will also help to reduce costs because it will not have to seek shareholder approval to issue the shares of the Preferred Stock unless it is required to obtain shareholder approval for the transaction under the rules of any quotation board or stock exchange to which it is subject. Management believes it is in the best interest of the Company to be prepared to issue Preferred Stock without the necessity of another shareholders’ meeting should Preferred Stock be a component of any future raising of capital.

The full text of the proposed Articles of Amendment is attached to this proxy statement as Exhibit “A.” If the Articles of Amendment are approved, the Board would be authorized to issue Preferred Stock in one or more series, from time to time, with full or limited voting powers, or without voting powers, and with all designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions upon the Preferred Stock, as may be provided in the resolution or resolutions adopted by the Board. The authority of the Board includes, but is not limited to, the determination or fixing of the following with respect to shares of any class or series of Preferred Stock:

•	The number of shares constituting that series and the distinctive designation of that series;

•	The dividend rate on the shares of the series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

•	Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

•	Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

•	Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

•	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

•	Any other relative rights, preferences and limitations of that series.

The actual effect of the issuance of any shares of the Preferred Stock upon the rights of holders of common stock cannot be stated until the Board determines the specific rights of any shares of the Preferred Stock. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, reducing the market price of the common stock or impairing the liquidation rights of the common stock without further action by the shareholders. Holders of the Company’s common stock will not have preemptive rights with respect to the Preferred Stock.

Although the Company may consider issuing shares of the Preferred Stock in the future for purposes of raising additional capital or in connection with acquisition transactions, there are currently no binding agreements or commitments with respect to the issuance of the Preferred Stock.

In addition, the United States Department of the Treasury (“Treasury”) has implemented a voluntary Capital Purchase Program as part of the Emergency Economic Stabilization Act of 2008 (“EESA”), to encourage United States financial institutions to build capital to increase the flow of financing to United States businesses and consumers and to support the United States economy. Our Board of Directors has elected not to participate in the Capital Purchase Program. Therefore, we currently do not have any plans to issue any shares of the Preferred Stock to the Treasury in connection with the Capital Purchase Program if the Amendment is approved by our shareholders.

As referenced earlier, the authorization of the Preferred Stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of the Preferred Stock may also be sold to third parties that indicate that they would support the Board in opposing a hostile takeover bid. The availability of the Preferred Stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to the Company and its shareholders. Although the authorization of the Preferred Stock could also afford us greater flexibility in responding to unsolicited acquisition proposals and hostile takeover bids, we do not intend to use the Preferred Stock in this manner. Our Board will not, without prior shareholder approval, issue any series of Preferred Stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly. Within the limits described above, the Board may issue Preferred Stock for capital raising activities or other corporate purposes that have the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the Board were to issue additional Common Stock for such purposes.

The Board believes that as structured the Preferred Stock is in the best interests of the Company and its shareholders because it is consistent with sound corporate governance principles and will provide flexibility for other future capital raising transactions.

The affirmative vote of a majority of the shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting is required for approval of this Proposal. Abstentions will have the effect of a vote against this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE ARTICLES OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF NORTHRIM BANCORP, INC.

PROPOSAL 3: TO APPROVE GRANTING THE MANAGEMENT OF NORTHRIM BANCORP, INC. THE AUTHORITY TO ADJOURN, POSTPONE OR CONTINUE THE ANNUAL MEETING

If at the Annual Meeting the number of shares of the Company’s common stock present or represented and voting in favor of the proposed amendment to the Amended and Restated Articles of Incorporation is insufficient to approve Proposal 2, management may move to adjourn, postpone or continue the Annual Meeting in order to enable its Board to continue to solicit additional proxies in favor of the proposal to amend the Amended and Restated Articles of Incorporation. In that event, you will be asked to vote only upon the adjournment, postponement or continuation proposal and not Proposal 2.

In this proposal, the Company is asking you to authorize the holder of any proxy solicited by its Board to vote in favor of adjourning, postponing or continuing the Annual Meeting and any later adjournments. If the Company’s shareholders approve the adjournment, postponement or continuation proposal, the Company could adjourn, postpone or continue the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of the proposal to amend the Amended and Restated Articles of Incorporation, including the solicitation of proxies from the shareholders that have previously voted against such proposal to amend the Company’s Amended and Restated Articles of Incorporation. Among other things, approval of the adjournment, postponement or continuation proposal could mean that, even if proxies representing a sufficient number of votes against the proposal to amend the Amended and Restated Articles of Incorporation have been received, the Company could adjourn, postpone or continue the Annual Meeting without a vote on the proposal to amend the Amended and Restated Articles of Incorporation and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the amendment to the Amended and Restated Articles of Incorporation.

The adjournment, postponement or continuation proposal requires that holders of more of the Company’s shares vote in favor of the adjournment, postponement or continuation proposal than vote against the proposal. No proxy that is specifically marked AGAINST the proposal to amend the Amended and Restated Articles of Incorporation will be voted in favor of the adjournment, postponement or continuation proposal, unless it is specifically marked FOR the discretionary authority to adjourn, postpone or continue the Annual Meeting to a later date.

The Board believes that if the number of shares of its common stock present or represented at the Annual Meeting and voting in favor of the proposal to amend the Amended and Restated Articles of Incorporation is insufficient to approve the amendment, it is in the best interests of the shareholders to enable the Board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve the amendment.

Shareholder Approval Required.  The affirmative vote of the holders of a majority of the shareholders present in person or represented by duly executed proxy at the Annual Meeting is required for approval of this Proposal 3. Abstentions will have the effect of a vote “AGAINST” Proposal 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL TO GRANT THE MANAGEMENT OF NORTHRIM BANCORP, INC. THE AUTHORITY TO ADJOURN, POSTPONE OR CONTINUE THE ANNUAL MEETING

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

A shareholder proposing to transact business at the Company’s 2010 Annual Shareholders’ Meeting must provide notice of such proposal to the Company no later than January 29, 2010. For shareholder proposals to be considered for inclusion in the Company’s proxy statement and form of proxy relating to its Annual Shareholders’ Meeting, such proposals must be received by the Company no later than November 16, 2009. If the Company receives notice of a shareholder proposal after January 29, 2010, the persons named as proxies in the proxy statement and/or form of proxy will have discretionary authority to vote on such shareholder proposal.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are shareholders may be “householding” our proxy materials. If a shareholder receives a householding notification from his, her or its broker, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, if any shareholder that receives a “householding” notification wishes to receive a separate annual report or proxy statement at his, her or its address, such shareholder should also contact his, her or its broker directly. Shareholders who in the future wish to receive multiple copies may also contact the Company c/o Corporate Secretary, Northrim BanCorp, Inc., 3111 C Street, Anchorage, Alaska 99503.

2008 REPORT TO SHAREHOLDERS AND ANNUAL REPORT — 10-K

The Company’s 2008 Report to Shareholders (which is not part of the Company’s proxy soliciting materials), and 2008 Annual Report — 10-K for the fiscal year ended December 31, 2008, accompanies this proxy statement. Additional copies will be furnished to shareholders upon request to: Corporate Secretary, Northrim Bank, P.O. Box 241489, Anchorage, Alaska 99524-1489, or by telephone to (907) 562-0062, by fax to (907) 562-1758, or by e-mail to investors@nrim.com.

OTHER MATTERS

The Board knows of no other matters to be brought before the meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with the recommendations of management on such matters.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE — WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE AT THE MEETING, IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

EXHIBIT A

PROPOSED ARTICLES OF AMENDMENT

OF

NORTHRIM BANCORP, INC.
(File No. 72451-D)

Pursuant to the authority of Alaska Statutes 10.06.502-10.06.514, Northrim Bancorp, Inc. hereby submits the following Articles of Amendment:

1.     The name of the Corporation is NORTHRIM BANCORP, INC.

2.     The Articles of Incorporation were filed with the Department of Community and Economic Development and a Certificate of Incorporation was issued effective March 1, 2001. Amended and Restated Articles of Incorporation were filed and a Certificate of Amendment was issued effective December 12, 2001.

3.     Amendments Adopted:

(a)     Article 5 of the Corporation’s Amended and Restated Articles of Incorporation is amended in its entirety to read as follows:

Section 5.1.  The aggregate number of shares which the Company shall have authority to issue is 12,500,000 shares of stock, consisting of 10,000,000 shares of common stock with a par value of $1.00 each and 2,500,000 shares of preferred stock with a par value of $1.00 each, and the Board of Directors is authorized to fix the number of shares in each series and the designation of each series. The Board of Directors is also authorized, within the limits and restrictions stated in these Articles or stated in a resolution of the Board of Directors originally fixing the number of shares constituting a series, to increase or decrease, but not below the number of shares of the series then outstanding, the number of shares of a series after the issue of shares of that series; provided if the number of shares of a series are decreased, the shares constituting the decrease shall resume the status they had before the adoption of the resolution originally fixing the number of shares of the series.

Section 5.2.  Within the limitations set forth in AS 10.06.305 — 10.06.323, the Board of Directors may determine or alter the rights, preferences, privileges, and restrictions granted to or imposed on a wholly unissued class of shares or a wholly unissued series in any class of shares; provided that all of the shares of a class, or of a series if a class has been divided into series, shall have the same voting, conversion, and redemption rights and other rights, preferences, privileges and restrictions.

4.     The foregoing amendments to the Amended and Restated Articles of Incorporation were duly approved and adopted by the Company’s Board of Directors at a meeting of the Company’s Board of Directors on February 5, 2009 and duly approved and adopted by the Company’s shareholders at an annual meeting of the shareholders held on May 14, 2009. At the time of the approval and adoption of the amendments by the Company’s shareholders, there were            shares of common stock outstanding and entitled to vote on the amendments. The number of shares of common stock voting for the amendments were           . The number of shares of common stock voting against the amendments were           .

DATED this           day of           , 2009.

Marc Langland, President	Mary A. Finkle, Secretary

3111 C STREET
ANCHORAGE, AK 99503
VOTE BY INTERNET-www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Northrim BanCorp, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY.
NORTHRIM BANCORP, INC.

ELECTION OF DIRECTORS. To elect ten (10) directors for a term of one year or until their successors have been elected and qualified.	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

1. 01) R. Marc Langland, 02) Larry S. Cash, 03) Mark G. Copeland,	☐	☐	☐

04) Ronald A. Davis, 05) Anthony Drabek,
06) Christopher N. Knudson, 07) Richard L. Lowell,
08) Irene Sparks Rowan, 09) John C. Swalling, 10) David G. Wight

2. APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION.
To approve Articles of Amendment to the Amended and Restated Articles of Incorporation of Northrim BanCorp, Inc. to Authorize Preferred Stock.	For ☐	Against ☐	Abstain ☐

3.APPROVAL OF ADJOURNMENT, POSTPONEMENT OR CONTINUANCE.

To approve granting management of Northrim Bancorp, Inc. the authority to adjourn, postpone or continue the annual meeting in the event there are insufficient votes at the Annual Shareholders’ Meeting to approve the Amendment to the Articles of Incorporation.
	For ☐	Against ☐	Abstain ☐

4. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, “FOR” THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION AND “FOR” THE APPROVAL OF THE ADJOURNMENT, POSTPONEMENT OR CONTINUANCE OF THE ANNUAL MEETING.
Note: Signature(s) should agree with name(s) on Northrim stock certificate(s). Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing. All joint owners must sign.

NORTHRIM BANCORP, INC.
PROXY FOR ANNUAL SHAREHOLDERS’ MEETING
May 14, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NORTHRIM BANCORP, INC.
PLEASE SIGN AND RETURN IMMEDIATELY
     The undersigned shareholder of NORTHRIM BANCORP, INC. (the “Company”) hereby nominates, constitutes and appoints R. Marc Langland and Christopher N. Knudson, and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and vote all the common stock of the Company standing in my name and on its books on March 16, 2009, at the Annual Shareholders’ Meeting to be held at the Hilton Anchorage Hotel, Anchorage, Alaska, on May 14, 2009, at 9A.M., and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, as outlined on the reverse side of this card.
     Management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this Proxy will be voted in accordance with the recommendations of management.
     The undersigned hereby acknowledges receipt of notice for the Annual Shareholders’ Meeting on May 14, 2009, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.